Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LICENSE AND COLLABORATION AGREEMENT

This LICENSE AND COLLABORATION AGREEMENT (this “Agreement”) is entered into as of May 16th, 2023 (the “Effective Date”) by and between Adicet Bio, Inc., a corporation organized and existing under the laws of Delaware (“Adicet”), and CRISPR Therapeutics AG (“CRISPR”). Adicet and CRISPR each may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, CRISPR possesses certain proprietary Patents, Know-How, technology and expertise with respect to gene-editing technology, including the CRISPR/Cas Platform (as defined below);

WHEREAS, Adicet possesses certain Patents, Know-How, technology and expertise with respect to γδ T cells and desires to incorporate gene editing into its γδ T cell therapies; and

WHEREAS, Adicet wishes to obtain a non-exclusive license under CRISPR Technology to research, develop and commercialize up to [***] Licensed Products, and CRISPR is willing to grant such a license to Adicet, with the option for CRISPR to participate in cost and profit sharing worldwide for the First Collaboration Product and Follow-On Product(s), if any.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

Article 1.

DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

1.1.
“AAA” means the American Arbitration Association.
1.2.
“Accounting Standards” means GAAP in the United States or internationally the international financial reporting standards (“IFRS”), as appropriate for each Party, as generally and consistently applied in compliance with Applicable Law throughout the relevant Party’s organization at the relevant time in the United States or internationally, as appropriate, and means IFRS at such time as IFRS becomes the generally accepted accounting standard and Applicable Law requires that such Party use IFRS.
1.3.
“Acquisition Transaction” has the meaning set forth in Section 6.11.
1.4.
“Adicet” has the meaning set forth in the preamble.
1.5.
“Adicet Activities” means, for a given γδ Product, [***].

1.6.
“Adicet Background Know-How” means any Know-How, other than Joint Know-How and Adicet Program Know-How, that: [***].
1.7.
“Adicet Background Patents” means any Patent, other than a Joint Patent or Adicet Program Patent that: [***].
1.8.
“Adicet Background Technology” means the Adicet Background Know-How and the Adicet Background Patents.
1.9.
“Adicet Indemnified Party” has the meaning set forth in Section 11.2.
1.10.
“Adicet In-License Agreements” means agreements between [***].
1.11.
“Adicet Patents” means (a) Adicet Background Patents, (b) Adicet Program Patents, and (c) Adicet’s interest in the Joint Patents.
1.12.
“Adicet Program Know-How” has the meaning set forth in Section 8.1.2(b).
1.13.
“Adicet Program Patents” has the meaning set forth in Section 8.1.2(b).
1.14.
“Adicet Program Technology” has the meaning set forth in Section 8.1.2(b).
1.15.
“Adicet Technology” means (a) the Adicet Background Technology, (b) the Adicet Program Technology, and (c) Adicet’s interest in any Joint Technology.
1.16.
“Affiliate” means, as of any point in time such relationship exists with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. A Person will be regarded as in control of another Person if it (a) owns or controls fifty percent (50%) or more of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority) or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of an such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).
1.17.
“Agreement” has the meaning set forth in the preamble.
1.18.
“Alliance Manager” has the meaning set forth in Section 5.4.1.
1.19.
“Applicable Law” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits (including Regulatory Approvals) of or from any court, arbitrator or Governmental Authority having jurisdiction over or related to the subject item.
1.20.
“Approval Application” means a BLA or similar application or submission for a Payment Product filed with a Regulatory Authority in a country or group of countries to obtain Regulatory Approval for a biological or pharmaceutical product in that country or group of countries.
1.21.
“Auditor” has the meaning set forth in Section 9.8.1.
1.22.
“Available” has the meaning set forth in Section 1.42.
1.23.
“BLA” means a Biological License Application (as defined by the FDA) or its foreign equivalent (or any successor application having substantially the same function).

1.24.
“Breaching Party” means the Party that is believed by the other Party to be in material breach of this Agreement.
1.25.
“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Boston, Massachusetts are obligated to be closed.
1.26.
“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Term, or the applicable part thereof during the first or last calendar quarter of the Term.
1.27.
“Calendar Year” means any calendar year ending on December 31, or the applicable part thereof during the first or last year of the Term.
1.28.
“cGMP” means current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.
1.29.
“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates. Notwithstanding the foregoing, the term “Change of Control” will not include any sale of shares of capital stock of a Party, in a single transaction or series of related transactions in which such Party issues new securities solely to institutional investors for cash or the cancellation or conversion of indebtedness or a combination thereof where such transaction(s) are conducted primarily for bona fide equity financing purposes.
1.30.
“Clinical Candidate Summary Package” means, [***].
1.31.
“Clinical Trial” means a study in humans that is conducted in accordance with GCP and is designed to generate data in support of an Approval Application.
1.32.
“Collaboration Product” means an Option Product for which CRISPR has exercised the CRISPR Option (“First Collaboration Product”) and any Follow-On Product(s) that are designated to be a Collaboration Product in accordance with Section 6.6. For clarity, a Collaboration Product shall not be deemed to be a Licensed Product.
1.33.
“Collaboration Target” has the meaning set forth in Section 4.1.1.
1.34.
“Combination Product” has the meaning set forth in Section 1.118.
1.35.
“Commercialization Budget” has the meaning set forth in Section 6.3.
1.36.
“Commercialization Costs” means the sum of the following costs and expenses incurred by the Parties or their respective Affiliates, [***]:
(a)
[***];

(b)
[***];
(c)
[***];
(d)
[***];
(e)
[***];
(f)
[***];
(g)
[***];
(h)
[***];
(i)
[***];
(j)
[***]; and
(k)
[***].

Commercialization Costs will exclude all [***].

All Commercialization Costs shall be as determined from the books and records of the applicable Party and its Affiliates maintained in accordance with the Accounting Standards. [***].

1.37.
“Commercialization Plan” has the meaning set forth in Section 6.3.
1.38.
“Commercialize” or “Commercializing” means to market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a product, or to conduct activities, other than Research, Development and Manufacturing, in preparation for the foregoing activities, including obtaining Pricing Approval. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.
1.39.
“Commercially Reasonable Efforts” means, with respect to the performance by a Party of an obligation or activity specified hereunder, that [***].
1.40.
“Competing Product” means, for a given Collaboration Product, [***].
1.41.
“Competitive Infringement” has the meaning set forth in Section 8.5.1(a).
1.42.
“Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that (a) is communicated in any way or form by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, prior to, on or after the Effective Date, and (b) (i) by its nature can reasonably be expected to be considered Confidential Information by the Receiving Party, or (ii) is identified by the Disclosing Party as Confidential Information at the time of disclosure. The terms and conditions of this Agreement will be considered Confidential Information of both Parties, with both Parties deemed to be the Receiving Party of such Confidential Information. Notwithstanding any provision of this Section 1.42 to the contrary, Confidential Information does not include any Know-How or information that: (i) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (iv) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (v) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party; provided that, in connection with the foregoing exclusions from protection, specific Confidential Information shall not be deemed to be known, generally available, in the public domain, disclosed, independently discovered or developed (individually and collectively, “Available”), merely because broader or related information is Available, nor shall combinations of elements or principles be considered to be Available merely because individual elements thereof are Available.
1.43.
“Control” or “Controlled” means with respect to any Know-How or Patent or other data, information or Materials, possession of the ability by a Party or its Affiliate(s) (whether by sole or joint ownership, license or otherwise, other than pursuant to this Agreement) to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How or Patent or other data, information or Materials. Notwithstanding anything in this Agreement to the contrary, a Party will be deemed not to Control any Patents or Know-How or other data, information or Materials that are owned or controlled by a Third Party that becomes an Affiliate of such Party in a Change of Control or such Third Party’s Affiliates (other than such Party and any Affiliate of such Party prior to the Change of Control), (a) prior to the closing of such Change of Control, or (b) after such Change of Control to the extent that such Patents or Know-How or other data, information or Materials are developed or conceived by such Third Party or its Affiliates (other than such Party and any Affiliate of such Party prior to the Change of Control) after such Change of Control without using or incorporating such Party’s technology (i.e., CRISPR Technology or Adicet Technology, as applicable).
1.44.
“Cost of Goods Sold” means, to the extent that a Party or its Affiliate, licensee or sublicensee performs all or any part of the Manufacturing of Collaboration Product(s), [***].
1.45.
“Cover,” “Covering” or “Covers” means, as to a product and Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, keeping, selling, offering for sale or importation of such product would infringe such Patent or, as to a pending claim included in such Patent, the making, using, selling, offering for sale or importation of such product would infringe such Patent if such pending claim were to issue in an issued patent without modification.
1.46.
“CREATE Act” means the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3).
1.47.
“CRISPR” has the meaning set forth in the preamble.
1.48.
“CRISPR Activities” means Research Program activities conducted by CRISPR with respect to γδ Products consisting of the following: [***].
1.49.
“CRISPR Background Know-How” means any Know-How, other than Joint Know-How and CRISPR Program Know-How, that: [***].
1.50.
“CRISPR Background Patents” means any Patent, other than a Joint Patent or CRISPR Program Patent, that: [***]. The CRISPR Background Patents as of the Effective Date are set forth on Schedule 1.50 hereto.
1.51.
“CRISPR Background Technology” means the CRISPR Background Know-How and the CRISPR Background Patents.
1.52.
“CRISPR/Cas Platform” means the proprietary platform of CRISPR and its Affiliates consisting or comprising of one or more of the following components: [***].

1.53.
“CRISPR Indemnified Party” has the meaning set forth in Section 11.1.
1.54.
“CRISPR In-License Agreements” means [***]. The CRISPR In-License Agreements existing as of the Effective Date are set forth on Schedule 1.54.
1.55.
“CRISPR Option” has the meaning set forth in Section 4.1.
1.56.
“CRISPR Option Period” has the meaning set forth in Section 4.1.
1.57.
“CRISPR Patents” means (a) CRISPR Background Patents, (b) CRISPR Program Patents, and (c) CRISPR’s interest in the Joint Patents.
1.58.
“CRISPR Program Know-How” has the meaning set forth in Section 8.1.2.
1.59.
“CRISPR Program Patents” has the meaning set forth in Section 8.1.2.
1.60.
“CRISPR Program Technology” has the meaning set forth in Section 8.1.2.
1.61.
“CRISPR Technology” means (a) the CRISPR Background Technology, (b) the CRISPR Program Technology, and (c) CRISPR’s interest in any Joint Technology.
1.62.
“CTA” means an application to a Regulatory Authority for purposes of requesting the ability to start or continue a Clinical Trial, which CTA may consist of, or include, an IND filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any supplements or amendments thereto (and, to the extent applicable, any comparable filings outside the United States), as applicable.
1.63.
“Development” means, with respect to a Payment Product all clinical and non-clinical research and development activities conducted after CTA filing for such Payment Product, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials, regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Regulatory Approval. When used as a verb, “Develop,” “Developed,” or “Developing” means to engage in Development.
1.64.
“Development Budget” has the meaning set forth in Section 6.2.
1.65.
“Development Costs” means the sum of the following costs and expenses incurred by the Parties and their respective Affiliates [***]:
(a)
[***];
(b)
[***];
(c)
[***];
(d)
[***];
(e)
[***];
(f)
[***];
(g)
[***];

(h)
[***]; and
(i)
[***].

[***].

All Development Costs shall be as determined from the books and records of the applicable Party and its Affiliates maintained in accordance with the Accounting Standards. [***].

1.66.
“Development Plan” has the meaning set forth in Section 6.2.
1.67.
“Disclosing Party” has the meaning set forth in Section 13.1.
1.68.
“Dispute” has the meaning set forth in Section 14.1.
1.69.
“Distracted Party” has the meaning set forth in Section 6.11.
1.70.
“Distracting Product” has the meaning set forth in Section 6.11.
1.71.
“[***]” means [***].
1.72.
“[***]” has the meaning set forth in Section 1.169.
1.73.
“Effective Date” has the meaning set forth in the preamble.
1.74.
“[***]” means, [***].
1.75.
“European Union” or “EU” means the European Union as it exists as of the Effective Date, together with the United Kingdom and Switzerland and any countries or territories that subsequently join the European Union. For clarity, any countries or territories that exit the European Union after the Effective Date shall remain part of the European Union for purposes of this Agreement. As of the Effective Date, the European Union includes the following countries: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden.
1.76.
“Executive Officer” means an executive officer of a Party that is designated by such Party as its “Executive Officer” for purposes of this Agreement. The initial Executive Officer (a) with respect to CRISPR, shall be the Chief Executive Officer or equivalent position of CRISPR (or its designee), and (b) with respect to Adicet, shall be Chief Executive Officer or equivalent position of Adicet (or its designee). A Party may replace its then-current Executive Officer from time-to-time by written notice to the other Party.
1.77.
“Exercise Notice” has the meaning set forth in Section 4.3.
1.78.
“Expenses” means Out-of-Pocket Costs and FTE Costs.
1.79.
“Expert” has the meaning set forth in Section 14.2.1.
1.80.
“FDA” means the United States Food and Drug Administration and any successor entity thereto.
1.81.
“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

1.82.
“Field” means the treatment or prevention of any human disease, disorder or condition.
1.83.
“First Collaboration Product” has the meaning set forth in Section 1.32.
1.84.
“First Commercial Sale” means, with respect to any Licensed Product in any country or jurisdiction in the Territory, the first sale of such Licensed Product by or on behalf of the Selling Party to a Third Party in an arms’ length transaction for end use or consumption in such country or jurisdiction after Regulatory Approvals, as applicable, have been obtained for such Licensed Product in the Field in such country or jurisdiction.
1.85.
“Follow-On Product” has the meaning set forth in Section 6.6.
1.86.
“Force Majeure” means a condition, the occurrence and continuation of which is beyond the reasonable control of a Party and its Affiliates, including an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, pandemic, flood, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe. Notwithstanding the foregoing, the COVID-19 pandemic shall not be considered a Force Majeure, unless a Party’s non-performance or delay in performance is (a) the direct result of orders and regulations of a governmental authority to combat the COVID-19 pandemic (e.g. closure of the facility, requisition of production capacities) and (b) such Party has taken commercially reasonable efforts to avoid harmful effects of the COVID-19 pandemic.
1.87.
“FTE Costs” means, for a given period, the product of (a) [***], and (b) [***].
1.88.
“FTE” means one employee full-time for one year or more than one person working the equivalent of a full-time person, working directly on performing activities under a Research Plan, Development Plan or Commercialization Plan, as applicable, where “full-time” is considered [***] (based upon a total of [***] for one Calendar Year). No additional payment will be made with respect to any individual who works more than [***] per Calendar Year and any individual who devotes less than [***] per Calendar Year will be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [***].
1.89.
“FTE Rate” means, with respect to one (1) FTE, a fully-burdened rate to be calculated on an annual basis in accordance with the criteria set forth on Schedule 1.89 hereto, such rate [***]. Notwithstanding the foregoing, for any Calendar Year during the Term that is less than a full year, the above referenced rate will be proportionately reduced to reflect such portion of FTEs for such full Calendar Year.
1.90.
“GAAP” means United States generally accepted accounting principles, consistently applied.
1.91.
“GCP” means good clinical practices, which are the then-current standards for Clinical Trials for pharmaceuticals, as set forth in the FD&C Act or other Applicable Law, and such standards of good clinical practice as are required by the regulatory authorities of the European Union and other Governmental Authorities in countries for which the applicable Payment Product is intended to be Developed, to the extent such standards are not less stringent than United States standards.
1.92.
“GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 or the successor thereto, or comparable regulatory standards in jurisdictions outside of the United States, to the extent such standards are not less stringent than United States standards.
1.93.
“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.
1.94.
“IFRS” has the meaning set forth in Section 1.2.

1.95.
“IND” means a United States investigational new drug application or its equivalent or any corresponding foreign application.
1.96.
“Indemnified Party” has the meaning set forth in Section 11.3.
1.97.
“Indemnifying Party” has the meaning set forth in Section 11.3.
1.98.
“Infringement” has the meaning set forth in Section 8.5.1(a).
1.99.
“[***]” has the meaning set forth in Section 9.6.
1.100.
“Insolvency Event” has the meaning set forth in Section 12.2.3.
1.101.
“[***]” means [***].
1.102.
“Joint Know-How” has the meaning set forth in Section 8.1.2(b).
1.103.
“Joint Patents” has the meaning set forth in Section 8.1.2(b).
1.104.
“Joint Steering Committee” or “JSC” has the meaning set forth in Section 5.1.1.
1.105.
“Joint Technology” has the meaning set forth Section 8.1.2(b).
1.106.
“Know-How” means data, results, preclinical and clinical protocols and data from studies, chemical structures, chemical sequences, information, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments, whether or not patentable; provided that Know-How does not include Patents claiming any of the foregoing.
1.107.
“Knowledge” means, when used with respect to a Party, [***].
1.108.
“Liability” has the meaning set forth in Section 11.1.
1.109.
“Licensed Product” means any γδ Product that has been designated as a Licensed Product in accordance with Section 3.1. Licensed Products shall exclude the Collaboration Product(s). For clarity, subject to Section 4.1.1, Option Products shall not be deemed Licensed Products hereunder.
1.110.
“[***]” has the meaning set forth in Section 1.159.
1.111.
“[***]” has the meaning set forth in Section 1.159.
1.112.
“Licensee Party” has the meaning set forth in Section 12.2.3.
1.113.
“Licensor Party” has the meaning set forth in Section 12.2.3.
1.114.
“[***]” means the [***].
1.115.
“Manufacture” or “Manufactured” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a product.
1.116.
“Manufacturing Costs” means [***].

1.117.
“Materials” means all biological materials or chemical compounds arising out of a Party’s activities under this Agreement or otherwise provided by a Party for use by the other Party to conduct activities pursuant to this Agreement, including [***].
1.118.
“Net Sales” means, with respect to any Payment Product, the gross amounts invoiced for sales of such Payment Product by Adicet, its Affiliates or sublicensee(s) (the “Selling Party”) to Third Parties in an arms’ length transaction, less the following deductions to the extent specifically allocated to the sale of such Payment Product and actually taken, paid, accrued, allowed, included, or allocated based on good faith estimates consistent with GAAP, in the gross sales prices with respect to such sales (and consistently applied as set forth below):
(a)
[***];
(b)
[***];
(c)
[***];
(d)
[***];
(e)
[***];
(f)
[***];
(g)
[***]; and
(h)
[***].

For the avoidance of doubt, if a single item falls into more than one of the categories set forth in clauses (a)-(h) above, such item may not be deducted more than once.

Net Sales will be determined from books and records maintained in accordance with GAAP, consistently applied throughout the organization and across all products of the entity whose sales of Payment Products are giving rise to Net Sales. [***].

Net Sales shall also include, with respect to any Payment Product sold or otherwise disposed of for any consideration other than an exclusively monetary consideration on bona fide arm’s length terms, an amount equal to the average sales price for such Payment Product having the same dosage form and strength during the applicable reporting period in the country where such sale or other disposal occurred when such Payment Product is sold alone and not with other products, or if such Payment Product is not sold alone in such country during the applicable reporting period, then an amount equal to the average sales price during the applicable reporting period generally achieved for such Payment Product having the same dosage form and strength in the rest of the Territory.

Solely for purposes of calculating Net Sales, if the Selling Party sells an Payment Product in the form of a combination product containing both the Payment Product and one or more other therapeutically or prophylactically active ingredients (whether combined in a single formulation or package, as applicable, or formulated separately but packaged under a single label approved by a Regulatory Authority and sold together for a single price) (a “Combination Product”), Net Sales of such Combination Product for the purpose of determining the payments due to CRISPR pursuant to this Agreement will be calculated by [***].

In the event that the Selling Party sells the Payment Product included in a Combination Product as a separate product in a country, but does not separately sell all of the other active ingredient(s), as the case may be, included in such Combination Product in such country, the calculation of Net Sales resulting from such sale shall be determined by [***].

In the event that a Selling Party does not sell the Payment Product included in a Combination Product as a separate product in the country where such sale of Combination Product occurs, but does separately sell all of the other active ingredient(s), as the case may be, included in the sale of such Combination Product in such country, the calculation of Net Sales resulting from such sale shall be determined by [***].

[***]

1.119.
“[***] In-License” has the meaning set forth in Section 8.1.3.
1.120.
“[***] In-License” has the meaning set forth in Section 8.1.3.
1.121.
“Non-Breaching Party” means the Party alleging that the other Party is in material breach of this Agreement.
1.122.
“Option Product” has the meaning set forth in Section 4.1.1.
1.123.
“Opt-Out” has the meaning set forth in Section 12.2.6.
1.124.
“Opt-Out Notice” has the meaning set forth in Section 12.2.6.
1.125.
“Opt-Out Product” has the meaning set forth in Section 12.2.6.
1.126.
“Other Out-of-Pocket Costs” means:
(a)
[***];
(b)
[***];
(c)
[***]; and
(d)
[***].

[***]

1.127.
“Other γδ Product” means any pharmaceutical product, medical therapy, preparation, substance or formulation primarily comprised of γδ T cells other than a γδ Product.
1.128.
“Out-of-Pocket Costs” means, with respect to a Party, [***].
1.129.
“Party” or “Parties” has the meaning set forth in the preamble.
1.130.
“Patent Coordinator” has the meaning set forth in Section 8.3.
1.131.
“Patent Challenge” has the meaning set forth in Section 12.2.2.
1.132.
“Patents” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.
1.133.
“Payment Product” means Licensed Product or Collaboration Product, as applicable.
1.134.
“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.
1.135.
“Phase II Clinical Trial” means, with respect to a Licensed Product or an Opt-Out Product, a clinical trial in human beings, the principal purpose of which is a determination of safety and efficacy in the target patient population, as described in 21 C.F.R. 312.21(b) (as amended or any replacement thereof), or a similar Clinical Trial prescribed by the Regulatory Authority in a country other than the United States. For clarity, a Phase II/III Clinical Trial will be deemed a Phase II Clinical Trial unless and until such trial satisfies the requirements of a Phase III Clinical Trial or Pivotal Trial as defined in this Agreement.
1.136.
“Phase II/III Clinical Trial” means, with respect to a Licensed Product or an Opt-Out Product, a clinical trial in human beings that is (a) a Phase II Clinical Trial combined with a Phase III Clinical Trial, and (b) an adaptive design that includes a prospectively planned opportunity for modification of one or more specified aspects of the clinical trial design and hypothesis based on analysis of data (usually interim data) from subjects in such clinical trial.
1.137.
“Phase III Clinical Trial” means, with respect to a Licensed Product or an Opt-Out Product, a clinical trial in human beings performed to gain evidence with statistical significance of the efficacy of such product in a target population and to obtain expanded evidence of safety of such Licensed Product or Opt-Out Product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for approval of a BLA by a Regulatory Authority and to provide an adequate basis for physician labeling, all as would satisfy the requirements in 21 C.F.R. 312.21(c), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States.
1.138.
“Pivotal Trial” means, with respect to a Licensed Product or an Opt-Out Product, a clinical trial in human beings of such Licensed Product or Opt-Out Product in any country that that satisfies both of the following ((a) and (b)):
(a)
such trial includes a sufficient number of subjects and is designed to establish that such product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such product, or a similar human clinical trial prescribed by an applicable Regulatory Authority; and
(b)
such trial is a registration trial designed to be sufficient to support the filing of an application for a Regulatory Approval for such product in an applicable country or jurisdiction or some or all of an extra-national territory, as evidenced by (i) an agreement with or statement from an applicable Regulatory Authority, or (ii) other guidance issued by an applicable Regulatory Authority, for such registration trial.

For clarity, a Pivotal Trial need not be limited to, or labelled as, a Phase III Clinical Trial.

1.139.
“Pricing Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination.
1.140.
“Proceeding” means an action, suit or proceeding.
1.141.
“Product Notice” has the meaning set forth in Section 3.1.1.
1.142.
“Program Expenses” means [***].
1.143.
“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling re-examinations and reissues with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent.
1.144.
“Receiving Party” has the meaning set forth in Section 13.1.
1.145.
“Reconciliation Report” has the meaning set forth in Section 9.1.4.
1.146.
“Regulatory Approval” means all approvals necessary for the manufacture, marketing, importation and sale of a Payment Product for one or more indications and in a country or regulatory jurisdiction, which may include satisfaction of all applicable regulatory and notification requirements, but which shall exclude any Pricing Approvals.
1.147.
“Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval or, to the extent required in such country or regulatory jurisdiction, Pricing Approval of a Payment Product in such country or regulatory jurisdiction.
1.148.
“Regulatory Exclusivity Period” means, with respect to any country in the Territory, a period of exclusivity (other than Patent exclusivity), granted or afforded by Applicable Law or by a Regulatory Authority in such country, which either confers exclusive marketing rights with respect to a product or prevents another party from using or otherwise relying on the data supporting the approval of the BLA or supporting the Regulatory Approval for a product without the prior written authorization of the BLA-holder or Regulatory Approval-holder, as applicable, such as new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, non-patent-related pediatric exclusivity, or any other applicable marketing or data exclusivity, including any such periods under national implementations in the EU of Article 10 of Directive 2001/83/EC, Article 14(11) of Parliament and Council Regulation (EC) No 726/2004, Parliament and Council Regulation (EC) No 141/2000 on orphan medicines, Parliament and Council Regulation (EC) No 1901/2006 on medicinal products for pediatric use and all international equivalents.
1.149.
“Research” means conducting research activities to discover and advance γδ Products or Payment Products, including optimization and preclinical studies, but specifically excluding Development and Commercialization. When used as a verb, “Researching” means to engage in Research.
1.150.
“Research Activities” means the CRISPR Activities and the Adicet Activities, collectively.
1.151.
“Research Manufacturing Costs” means [***].
1.152.
“Research Plan” means, with respect to a γδ Product, a reasonably detailed written plan describing the Research activities to be conducted by each Party as set forth in Section 2.1 for such γδ Product, as may be updated from time to time in accordance with Section 2.1.1; provided that, [***].

1.153.
“Research Program” means a program conducted by Adicet with support from CRISPR, pursuant to the Research Plans, dedicated to the Research of up to [***] γδ Products [***].
1.154.
“Research Term” has the meaning set forth in Section 3.1.1.
1.155.
“Royalty Term” has the meaning set forth in Section 9.3.1.
1.156.
“Selected JSC Dispute” has the meaning set forth in Section 14.2.3.
1.157.
“Selling Party” has the meaning set forth in Section 1.118.
1.158.
“Subcontractor” has the meaning set forth in Section 2.3.
1.159.
“Sublicensing Income” means [***]. Notwithstanding the foregoing, the following shall be excluded from the scope of any Sublicensing Income: (a) [***]; (b) [***]; (c) [***]; (d) [***]; (e) [***]; (f) [***]; and (g) [***].
1.160.
“Summary Statement” has the meaning set forth in Section 9.1.3.
1.161.
“Tax” or “Taxes” means: (a) all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges in the nature of a tax (and all interest and penalties thereon and additions thereto imposed by any Governmental Authority), including all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unemployment, disability, escheat, estimated or withholding taxes, and all customs and import duties, together with all interest, penalties and additions thereto imposed with respect to such amounts, in each case whether disputed or not; (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group; and (c) any liability for the payment of any amounts as a result of being party to any tax sharing agreement or arrangement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (a) or (b).
1.162.
“Term” means the period commencing on the Effective Date and ending on the termination of this Agreement pursuant to Section 12.1, unless terminated earlier as provided herein.
1.163.
“Territory” means all countries of the world.
1.164.
“Third Party” means any Person other than Adicet, CRISPR and their respective Affiliates.
1.165.
“Trademark” means all trademarks, service marks, trade names, brand names, sub-brand names, trade dress rights, product configuration rights, certification marks, collective marks, logos, taglines, slogans, designs or business symbols and all words, names, symbols, colors, shapes, designations or any combination thereof that function as an identifier of source or origin or quality, whether or not registered, and all statutory and common law rights therein, and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.
1.166.
“United States” or “U.S.” means the fifty (50) states of the United States of America and all of its territories and possessions and the District of Columbia.
1.167.
“Valid Claim” means a claim (a) of any issued, unexpired United States or foreign Patent, which will not, in the country of issuance, have been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (b) of any United States or foreign patent application, which will not, in the country in question, have been cancelled, withdrawn or abandoned. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than [***] years will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent meeting the criteria set forth in the foregoing clause (a) with respect to such patent application issues.
1.168.
“γδ” has the meaning set forth in Section 1.169.
1.169.
“γδ Product” means any pharmaceutical product, medical therapy, preparation, substance or formulation primarily comprised of gamma-delta (“γδ”) T cells that are: [***].
Article 2.

RESEARCH
2.1.
Research Plan.
2.1.1.
The initial Research Plans for the initial γδ Products shall be finalized by mutual agreement no later than [***] after the Effective Date; provided that, to the extent that the Parties are unable to agree upon a Research Plan within such [***] period, or such longer period as the Parties may mutually agree, [***] shall have final decision-making authority with respect to such Research Plan(s), subject to Section 2.1.2. The initial Research Plans for any subsequent γδ Products (including any Option Product) shall be finalized by mutual agreement prior to each Party commencing its respective Research Activities hereunder for such subsequent γδ Products. Each Research Plan shall in any event adhere to the following general principles: (a) Adicet shall lead Research and Manufacturing activities for γδ Products, and (b) CRISPR shall support Adicet by performing CRISPR Activities specified in each Research Plan. The Parties, through the JSC, shall mutually amend and update the Research Plans from time-to-time, but no less frequently than [***] per Calendar Year; provided, however, to the extent that the Parties are unable to agree upon such amendment, [***] shall have final decision-making authority with respect to such amendment, subject to Section 2.1.2. The Research Plans shall terminate upon the earlier to occur of either the exercise by CRISPR of the CRISPR Option or the expiry of the CRISPR Option Period.
2.1.2.
Notwithstanding anything to the contrary herein, in exercising its final decision making authority with respect to a Research Plan, [***].
2.2.
CRISPR Activities for γδ Products. CRISPR will use Commercially Reasonable Efforts to support Adicet’s conduct of the Adicet Activities by performing the applicable CRISPR Activities specified in the Research Plans.
2.3.
Subcontractors. Each Party may engage consultants, subcontractors, or other vendors (each, a “Subcontractor”) to perform any Research activities with respect to γδ Products during the Research Term. Each contract between a Party and a Subcontractor for Research activities for γδ Products during the Research Term will be consistent with the provisions of this Agreement (including Article 8 and Article 13). Each Party will be responsible for the effective and timely management of and payment of its Subcontractors. The engagement of any Subcontractor in compliance with this Section 2.3 will not relieve the applicable Party of its obligations under this Agreement.
2.4.
Research Costs. All Expenses incurred by Adicet in connection with γδ Products and Licensed Products (other than Option Products once, and if, they become a Collaboration Product) during the Research Term will be borne solely by Adicet. All Out-of-Pocket Costs incurred by CRISPR in connection with γδ Products and Licensed Products (other than Option Products once, and if, they become a Collaboration Product) during the Research Term will be borne solely by Adicet, and Adicet will reimburse CRISPR for such costs in accordance with reasonably detailed documentation provided by CRISPR evidencing such costs in accordance with Section 9.5. [***].
2.5.
Transfer of Materials. To facilitate the conduct of Research Activities, each Party will provide Materials to the other Party to the extent reasonably agreed to by the Parties in writing (including via email). Except as otherwise expressly set forth herein, all Materials (including any progeny, unmodified derivatives and modifications thereof, other than any such progeny, unmodified derivatives and modifications that become Payment Products) (a) will remain the sole property of the supplying Party, (b) will be used only in the fulfillment of the receiving Party’s obligations or exercise of rights under this Agreement, (c) will remain solely under the control of the receiving Party, (d) will not be used or delivered by the receiving Party to or for the benefit of any Third Party (other than a permitted Subcontractor) without the prior written consent of the supplying Party, (e) will not be reverse engineered, reverse compiled, or disassembled and (f) will not be used in research or testing involving human subjects, unless expressly agreed in writing. Subject to Sections 10.1 and 10.2, as applicable, all Materials supplied under this Section 2.5 are supplied “as is”, with no warranties of fitness for a particular purpose and must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.
2.6.
Disclosure of [***].
2.6.1.
Disclosure for CRISPR Activities. [***].
2.6.2.
Disclosure for Third Party Partnering. During the Research Term, [***].
2.7.
Activities Involving Other γδ Products. Subject to the terms and conditions hereof (including Section 6.10), nothing herein shall prevent Adicet from researching, developing, manufacturing and commercializing Other γδ Products, provided that: (a) Adicet establishes and enforces internal processes, policies, procedures and systems to segregate information relating to the research, development, manufacturing or commercialization of any such Other γδ Product from (i) CRISPR’s Confidential Information related to the Research Activities and (ii) the Research, Development, Manufacturing and Commercialization activities under this Agreement; and (b) neither Adicet nor its Affiliates use, directly or indirectly, any Joint Technology or any CRISPR Technology in connection with such Other γδ Products. The Parties acknowledge and agree that Adicet’s failure to comply with the provisions of this Section 2.7 shall constitute a material breach of this Agreement.
Article 3.

LICENSED PRODUCTS
3.1.
Licensed Product Designation.
3.1.1.
At any time prior to the [***] of the Effective Date (the “Research Term”), Adicet may designate any γδ Product as a Licensed Product, by providing a written notice to CRISPR (each notice, a “Product Notice”). Each such Product Notice shall include [***]. Upon CRISPR’s receipt of the Product Notice, the γδ Product designated thereunder will be deemed a Licensed Product hereunder. A separate Product Notice is required for each of the [***] designations of Licensed Products by Adicet, and following the designation of the [***] γδ Product by Adicet (whether pursuant to this Section 3.1.1 or Section 3.1.2), Adicet shall no longer have the right to designate any additional Licensed Products hereunder. For clarity: [***].
3.1.2.
Without limiting the general applicability of Section 3.1.1, [***]. For clarity, [***].
3.2.
Licensed Products.
3.2.1.
Generally. For each Licensed Product:

(a)
CRISPR shall grant to Adicet the licenses set forth in Section 7.1.2;
(b)
as between the Parties, Adicet shall lead all Research, Development, Manufacturing and Commercialization activities, and except as set forth in Section 2.4, shall be responsible for all Expenses incurred in connection therewith; and
(c)
Adicet shall pay to CRISPR the milestones, royalties and Sublicensing Income set forth in Sections 9.1 through 9.4, in each case, in accordance with Article 9.
3.3.
Records and Reports for Licensed Products. Adicet shall maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which records shall fully and properly reflect work done and results achieved in the Research, Development, Manufacturing or Commercialization of Licensed Products by or on behalf of Adicet. At least [***] annually, during each Calendar Year in which Adicet is performing Research and Development activities, Adicet shall provide a high-level report to CRISPR summarizing such activities conducted in the immediately preceding Calendar Year and its planned future activities for the applicable Licensed Products to be performed in the upcoming Calendar Year (or other applicable time period). During any period in which Adicet is Commercializing a Licensed Product, in addition to any financial reports provided under Article 9, Adicet will provide to CRISPR an annual, non-binding good faith estimate of the anticipated Net Sales revenue for the upcoming Calendar Year. Any information provided by Adicet in such reports shall be the Confidential Information of Adicet.
3.4.
Regulatory Matters. Adicet shall be solely responsible for, in its sole discretion, (a) seeking, preparing, filing, maintaining and holding title to all regulatory materials for any Licensed Product (in its own name), and shall have the final say with respect to safety matters for which it is legally liable, and (b) communicating and otherwise interacting with Regulatory Authorities with respect to Licensed Products, including with respect to any regulatory materials in connection therewith; provided that, any decisions regarding safety matters relating solely to CRISPR Technology in a Licensed Product shall require CRISPR’s written consent, not to be unreasonably withheld.
Article 4.

CRISPR OPTION
4.1.
Collaboration Targets.
4.1.1.
Selection; Diligence. Within [***] of the Effective Date, the Parties will mutually agree upon a target (or target locus) (the “Collaboration Target”), and Adicet will use Commercially Reasonable Efforts during the CRISPR Option Period to Research, Develop and Manufacture γδ Product(s) directed to the Collaboration Target in accordance with the applicable Research Plan in order to generate data and information necessary to provide a Clinical Candidate Summary Package to CRISPR for at least [***] such γδ Product directed to the Collaboration Target (any such γδ Product, an “Option Product”). For clarity, [***].
4.1.2.
Clinical Candidate Summary Package; Updates.
(a)
Provision of Clinical Candidate Summary Package. In connection with [***] for an Option Product, Adicet will, at least [***] prior [***] for such Option Product (i) provide to CRISPR written notice of [***] and (ii) deliver to CRISPR a Clinical Candidate Summary Package. In addition, if the CRISPR Option Period has not expired by the [***] of the Effective Date, then Adicet will, within [***] of the [***] of the Effective Date, deliver to CRISPR a Clinical Candidate Summary Package for the most advanced Option Product.
(b)
JSC Updates. At each regularly scheduled meeting of the JSC prior to the earlier of exercise by CRISPR of the CRISPR Option or the expiration of the CRISPR Option Period, Adicet will provide summary updates of its progress on Adicet Activities related to the Research, Development and Manufacture of any Option Products, including data associated with such Adicet Activities, and expected future Adicet Activities therefor.
4.2.
Option Mechanics. Subject to the terms and conditions of this Agreement, Adicet hereby grants to CRISPR an exclusive option to designate [***] Option Product as a Collaboration Product (such option pursuant to this Section 4.2, the “CRISPR Option”). The CRISPR Option is exercisable by CRISPR, in CRISPR’s sole discretion, by providing written notice at any time during the period from: [***] (such period for the applicable Option Product, the “CRISPR Option Period”). Notwithstanding the foregoing, the CRISPR Option Period shall not, in any event, exceed the date that is [***] following the [***] of the Effective Date, unless extended pursuant to Section 4.3. For clarity, subject to Section 6.6, CRISPR shall only have the right to exercise the CRISPR Option [***] with respect to an Option Product in accordance with Section 4.1.1.
4.3.
Exercise Notice. During the applicable CRISPR Option Period, CRISPR shall have the right, but not the obligation, to exercise the CRISPR Option for the applicable Option Product in its sole discretion by delivering written notice of such exercise to Adicet (the “Exercise Notice”). During the CRISPR Option Period, following the provision of the Clinical Candidate Summary Package for an Option Product pursuant to Section 4.1.2(a), Adicet shall provide CRISPR with any material updates to such Clinical Candidate Summary Package; provided that if Adicet provides to CRISPR any such material update within the last [***] of the CRISPR Option Period, then, the CRISPR Option Period shall, upon CRISPR’s request, be extended for a reasonable period of time (not to exceed [***]) in order for CRISPR to take into account such material update with respect to the exercise of its CRISPR Option Period. Upon the delivery of the Exercise Notice, the applicable Option Product shall be deemed a Collaboration Product for all intents and purposes hereunder.
4.4.
No Solicitation with Respect to γδ Product or Licensed Products. Until the earlier to occur of either the exercise by CRISPR of its CRISPR Option or the expiry of the CRISPR Option Period, neither Adicet nor any of its Affiliates, shall authorize or otherwise permit its or its Affiliates’ employees, officers or directors, or agents engaged by it or its Affiliates, to directly or indirectly, solicit, initiate, encourage or knowingly facilitate any inquiries with respect to, or the making, submission or announcement of, any offer or proposal for a license, divestiture, co-development or co-commercialization transaction or any similar transaction with respect to any Option Product in a manner that would adversely impact CRISPR’s rights to exercise the CRISPR Option.
Article 5.

GOVERNANCE
5.1.
Joint Steering Committee.
5.1.1.
Formation. Within [***] after the Effective Date, the Parties will establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to oversee and coordinate activities under this Agreement with respect to (a) prior to the expiration of the CRISPR Option Period, Option Products, and (b) following the expiration of the CRISPR Option Period, if CRISPR has exercised the CRISPR Option, the Collaboration Product(s) (and potential Follow-On Products). The JSC will be composed of [***] representatives from each Party. Each Party may change its JSC representative by prior written notice to the other Party. Each Party will nominate one of its members as a co-chair of the JSC, and each co-chair may name a successor. The co-chairs shall collectively conduct meetings of the JSC. The JSC will conduct its responsibilities hereunder in good faith and with reasonable care and diligence. The JSC will meet in person or by other means (e.g., videoconference or teleconference) mutually acceptable to the Parties at least [***] each Calendar Year prior to CRISPR’s exercise of its CRISPR Option and [***] each Calendar Quarter after CRISPR’s exercise of its CRISPR Option (if applicable) (unless otherwise agreed to by the Parties) on such dates and at such times and places as agreed to by the members of the JSC. Each Party will be responsible for its own expenses relating to attendance at or participation in JSC meetings.

5.1.2.
Responsibilities. The JSC will:
(a)
set the agenda for meetings of the JSC;
(b)
prior to the exercise of the CRISPR Option (as applicable), provide a forum for the Parties to discuss the objectives and progress with respect to Research Activities conducted with respect to the Research Program, and to exchange and review scientific information and data relating to the activities being conducted with respect to the Research Program;
(c)
prior to the exercise of the CRISPR Option (as applicable), review and discuss each finalized Research Plan, and any proposed amendments to such plans;
(d)
oversee the overall global Development, Manufacture and Commercialization of the Collaboration Product(s) in the Field;
(e)
review and approve each finalized Development Plan, Development Budget, Commercialization Plan and Commercialization Budget, and any proposed amendments to such plans and budgets, in each case for the Collaboration Product(s);
(f)
review potential Follow-On Products;
(g)
oversee any committees and working groups established with respect to the Collaboration Product(s) and resolving matters on which such committees and working groups are unable to reach consensus; and
(h)
perform such other duties as are specifically assigned to the JSC under this Agreement.
5.1.3.
Decision Making. The JSC, and all committees and working groups, will use reasonable efforts to reach agreement on any and all matters that the JSC or such committee has the authority to decide and endeavor to reach consensus on all such matters, taking into consideration the views of each Party. Disputes arising out of any other committee or working group will be escalated to the JSC for resolution. If the JSC is unable to reach consensus (with the CRISPR JSC members collectively having one (1) vote and the Adicet JSC members collectively having one (1) vote) with respect to any such matter within [***], the matter will proceed to the Executive Officers for resolution pursuant to Section 14.1, and, if the Executive Officers do not resolve such matter, then (a) [***] will have final decision-making authority with respect to (i) [***], (ii) [***] and (iii) [***] and (b) any other disputes (including, for clarity, [***]) will be referred to the dispute resolution procedures set forth in Article 14. In resolving any matter that the JSC has authority to decide, the JSC will not have the right to: (A) amend, modify or waive compliance with any term or condition of this Agreement; (B) make any decision that is expressly stated to require the mutual agreement of the Parties; (C) resolve any claim or dispute regarding whether or in what amount a payment is owed under this Agreement; (D) exercise its final decision-making authority in a manner that would: (1) require the other Party to perform any act that such other Party reasonably believes would constitute a violation of an Applicable Law; or (2) require such other Party to expend funding on activities in excess of its budget if such other Party does not have reasonable access to alternative funding for such activities; or (E) make a determination that a Party is in material breach of any obligation under this Agreement.
5.2.
Limits on JSC Authority. Each Party will retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion will be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.

5.3.
Other Committees. The Parties may, by mutual agreement, form such other committees as may be necessary or desirable to facilitate the activities under this Agreement. Any dispute arising from such committees or working groups will be escalated to the JSC for resolution.
5.4.
Alliance Managers.
5.4.1.
Appointment. Within [***] following the Effective Date, each Party will appoint (and notify the other Party of the identity of) a representative of such Party to act as its alliance manager under this Agreement (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time by written notice to the other Party.
5.4.2.
Specific Responsibilities. The Alliance Managers may be, but will not be required to be, members of the JSC. The Alliance Managers will serve as the primary contact point between the Parties for the purpose of providing each Party with information regarding the other Parties’ activities pursuant to this Agreement and will have the following responsibilities:
(a)
schedule meetings of the JSC, prepare and circulate agendas to JSC members at least [***] prior to each JSC meeting and circulate reasonably detailed, draft written minutes from each meeting within [***] after each such meeting;
(b)
facilitate the flow of information and otherwise promoting communication, coordination and collaboration between the Parties;
(c)
provide a single point of communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues; and
(d)
perform such other functions as requested by the JSC.
5.5.
Withdrawal. A Party’s representation on the JSC and all other committees and working groups shall be at its sole discretion, as a matter of right and not obligation, for the sole purpose of participation in governance, decision-making, and information exchange with respect to activities within the authority of any such committee. A Party shall have the right to withdraw, at any time, from participation on any or all of such committees upon [***] prior written notice to the other Party, which notice shall be effective upon the expiration of such [***] period. Following the issuance of such notice: (a) the withdrawing Party’s participation on the applicable committees shall be suspended; and (b) each Party shall have the obligation to provide and the right to continue to receive the information it would otherwise be required to provide and entitled to receive under the Agreement and to participate directly with the other Party in discussions, reviews and approvals currently allocated to the relevant committees pursuant to the Agreement. If, at any time, following issuance of such a notice, the withdrawing Party wishes to resume participation in the relevant committee, the withdrawing Party shall notify the other Party in writing and, thereafter, the withdrawing Party’s representatives to the relevant committee shall be entitled to attend any subsequent meeting of such committee and to participate in the activities of, and decision-making by, such committee as provided in this Agreement as if such notice had not been issued by the withdrawing Party. If a committee is disbanded, then any data and information of the nature intended to be shared within such committee shall be provided by each Party directly to the other Party. Notwithstanding the foregoing, in the event that CRISPR does not exercise the CRISPR Option during the CRISPR Option Period, then upon the expiration of such CRISPR Option Period, the JSC shall be automatically disbanded, and except as otherwise set forth in this Agreement, including as set forth in Section 3.3 and Section 9.3.2, Adicet shall have no further reporting obligations to CRISPR.
Article 6.

DEVELOPMENT AND COMMERCIALIZATION OF COLLABORATION PRODUCTS

6.1.
General. Adicet shall, subject to Section 6.9, lead and be primarily responsible for the (i) Development of the Collaboration Product(s) in accordance with the Development Plan, and (ii) Commercialization of the Collaboration Product(s) in accordance with the Commercialization Plan. CRISPR shall provide reasonable assistance to Adicet, upon Adicet’s reasonable request, in relation to Development and Commercialization of the Collaboration Product(s) to the extent agreed upon in good faith by CRISPR in the Development Plan and Commercialization Plan.
6.2.
Development. Adicet shall, subject to Section 6.9, Develop the Collaboration Product(s) in the Territory in accordance with an agreed upon development plan (the “Development Plan”) and associated budget (“Development Budget”). Following CRISPR’s exercise of the CRISPR Option, the JSC shall review and approve the Development Plan and Development Budget covering the planned Development of the Collaboration Product for the subsequent [***] prepared by Adicet as part of the Clinical Candidate Summary Package; provided that, [***]. Prior to the initiation of the first Pivotal Trial for the applicable Collaboration Product, the Parties, through the JSC, shall mutually amend and update the Development Plan and Development Budget from time-to-time, but no less frequently than [***] per Calendar Year. If the Parties are unable to agree on any such amendment or update during such time, then the matter will be referred to the dispute resolution procedures set forth in Article 14. After the initiation of the first Pivotal Trial for the applicable Collaboration Product, the Parties will discuss the Development Plan at least [***] every Calendar Quarter to determine whether any updates or amendments are required. To the extent that the Parties are unable to agree upon any such amendment, [***] shall have final decision-making authority with respect thereto, taking into good faith consideration any comments and feedback from [***]; provided that, if such disagreement concerns the Development Budget for a given Calendar Year, then such dispute will be a Selected JSC Dispute and resolved in accordance with Section 14.2. In exercising its final decision-making authority with respect to the Development Plan and Development Budget as set forth in this Section 6.2, [***] shall have no right to impose obligations (whether financial or other resource commitments) on [***] that are not agreed upon by [***] in writing; provided that, [***].
6.3.
Commercialization. Adicet shall, subject to Section 6.9, Commercialize the Collaboration Product(s) in the Territory in accordance with an agreed upon commercialization plan (the “Commercialization Plan”) and associated budget (“Commercialization Budget”). No later than [***] prior to anticipated filing of an Approval Application for a given Collaboration Product, Adicet shall prepare such Commercialization Plan and Commercialization Budget for review and approval by the JSC; provided that, to the extent that the Parties are unable to agree upon a Commercialization Plan and Commercialization Budget at least [***] prior to the date Adicet anticipates filing of an Approval Application for such Collaboration Product, or such longer period as the Parties may mutually agree, [***] shall have final decision-making authority with respect to the Commercialization Plan and Commercialization Budget. The Parties, through the JSC, shall mutually amend and update the Commercialization Plan and Commercialization Budget from time-to-time, but no less frequently than [***] per Calendar Year; provided however, that to the extent that the Parties are unable to agree upon such amendment, [***] shall have final decision-making authority with respect thereto, taking into good faith consideration any comments and feedback from [***]; and provided further, that if such disagreement concerns the Commercialization Budget for a given Calendar Year, then such dispute will be a Selected JSC Dispute and resolved in accordance with Section 14.2. In exercising its final decision-making authority with respect to the Commercialization Plan and Commercialization Budget as set forth in this Section 6.3, [***] shall have no right to impose obligations (whether financial or other resource commitments) on [***] that are not agreed upon by [***] in writing; provided [***].
6.4.
Manufacture and Supply. Adicet shall, subject to Section 6.9, be responsible for Manufacturing and supplying the Collaboration Product(s) in connection with the Development and Commercialization of Collaboration Product(s) in accordance with the Development Plan, Development Budget, Commercialization Plan and Commercialization Budget, as applicable; provided that, [***]. Subject to the foregoing, [***].

6.5.
Subcontracting. Adicet may subcontract the performance of any activities undertaken by Adicet in accordance with the Development Plan or Commercialization Plan to one or more Subcontractors pursuant to a written agreement. Each contract between Adicet and a Subcontractor for any such activities will be consistent with the provisions of this Agreement (including Article 8 and Article 13). Adicet will be responsible for the management and payment of its Subcontractors. The engagement of any Subcontractor in compliance with this Section 6.5 will not relieve Adicet of its obligations under this Agreement.
6.6.
Follow-On Product. [***].
6.7.
Records and Reports for Collaboration Product(s). Adicet shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect work done and results achieved in the Development, Manufacture or Commercialization of the Collaboration Product(s) by or on behalf of Adicet. Adicet shall provide regular updates to CRISPR through the JSC, at least [***] every Calendar Year, regarding any material Development, Manufacture and Commercialization activities conducted pursuant to this Article 6. Such updates shall include written reports at a level of detail sufficient for CRISPR to determine, in good faith, Adicet’s compliance with its diligence obligations set forth in Section 6.9.
6.8.
Regulatory Matters. Adicet shall, subject to Section 6.9, (a) seek, prepare, file, maintain and hold title to all regulatory materials for the Collaboration Product(s) (in its own name), and shall have the final say with respect to safety matters for which it is legally liable, and (b) communicate and otherwise interact with Regulatory Authorities with respect to the Collaboration Product(s), including with respect to any regulatory materials in connection therewith; provided that Adicet shall consider any comments made by CRISPR in good faith; provided further that, any decisions regarding safety matters relating solely to CRISPR Technology in a Collaboration Product(s) shall require CRISPR’s written consent, not to be unreasonably withheld.
6.9.
Diligence. Subject to Adicet’s right to Opt-Out pursuant to Section 12.2.6, Adicet shall, either itself or through its Affiliates, sublicensees or other Third Parties, use Commercially Reasonable Efforts to (a) Develop and seek Regulatory Approval for each Collaboration Product in the Field [***], and (b) following receipt of Regulatory Approval of such Collaboration Product [***], Commercialize such Collaboration Product in such [***] for which Regulatory Approvals have been obtained.
6.10.
Exclusivity. Each Party agrees that, other than in the event of an Opt-Out by the other Party, and except in the performance of its obligations or exercise of its rights under this Agreement, neither it nor any of its Affiliates will work for their own account or with any Third Party (including the grant of any license to any Third Party) to Research, Develop, Manufacture or Commercialize (a) [***], or (b) [***].
6.11.
Acquisition of Distracting Product. Notwithstanding the provisions of Section 6.10, if a Party or any of its Affiliates (such Party, the “Distracted Party”) acquires, as the result of a merger, acquisition or combination with or of a Third Party other than a Change of Control (each, an “Acquisition Transaction”), a product that (a) is being researched, developed or commercialized by such Third Party as of the date of such Acquisition Transaction, and (b) would, but for the provisions of this Section 6.11, constitute a breach of Section 6.10 if such product were to continue to be researched, developed or commercialized following such Acquisition Transaction by the Distracting Party (such product a “Distracting Product”), [***]:
6.11.1.
[***];
6.11.2.
[***]; or
6.11.3.
[***].

[***]

6.12.
Change of Control. If there is a Change of Control of a Party, the obligations of Section 6.10 will not apply to any Distracting Product that exists prior to the closing of such Change of Control (as such product may thereafter be improved); provided [***].
Article 7.

LICENSE GRANTS
7.1.
Licenses from CRISPR to Adicet.
7.1.1.
Research License During the Research Term. Subject to the terms and conditions of this Agreement, CRISPR hereby grants to Adicet and its Affiliates a non-exclusive, royalty-free, fully paid-up, worldwide license, with no right to grant sublicenses except to Subcontractors as provided under Section 2.3, under the CRISPR Technology solely to Research γδ Products and Option Products for the purpose of designating a γδ Product as a Licensed Product in accordance with Section 3.1 during the Research Term, or providing a Clinical Candidate Summary Package to CRISPR pursuant to Section 4.1.2(a) to enable CRISPR to exercise the CRISPR Option.
7.1.2.
Licensed Product License. Subject to the terms and conditions of this Agreement, CRISPR hereby grants to Adicet and its Affiliates a non-exclusive, worldwide license, with the right to grant sublicenses (including through multiple tiers) to [***] as provided in Section 7.1.3 and Subcontractors as provided in Section 2.3, under the CRISPR Technology solely to Research, Develop, Manufacture and Commercialize Licensed Products for use in the Field in the Territory.
7.1.3.
Licensed Product Sublicenses. Adicet may grant sublicenses (including through multiple tiers) of the license to it under Section 7.1.2 without CRISPR’s prior consent; provided, however, that: (a) Adicet may not grant any such sublicenses without CRISPR’s prior consent until the earlier to occur of either the exercise by CRISPR of its CRISPR Option or the expiry of the CRISPR Option Period; (b) each sublicense granted by Adicet to any [***] pursuant to this Section 7.1.3 shall be subject to, and be materially consistent with, this Agreement (including Article 8 and Article 13); and (c) Adicet provides CRISPR a copy of each [***] entered into with a [***], provided that Adicet shall have the right to redact provisions not relevant to this Agreement from such copies. In no event shall any sublicense granted pursuant to this Section 7.1.3 diminish, reduce, relieve or eliminate any of the obligations of Adicet under this Agreement. For clarity, without limiting the foregoing, Adicet shall not have the right in any event to grant naked sublicenses under the CRISPR Technology (i.e., granting a sublicense under the CRISPR Technology must be done in conjunction with a license to certain Adicet Technology with respect to a Licensed Product).
7.1.4.
Adicet Collaboration Product License. Subject to the terms and conditions of this Agreement, CRISPR hereby grants to Adicet and its Affiliates a non-exclusive, worldwide license, with the right to grant sublicenses (through multiple tiers), under the CRISPR Technology solely to Develop, Manufacture and Commercialize Collaboration Products in the Field in the Territory.
7.1.5.
Collaboration Product Sublicenses. Adicet may grant sublicenses (including through multiple tiers) of the license granted to it under Section 7.1.4 without CRISPR’s prior consent, provided that: (a) (i) such sublicenses are granted solely for purposes of geographic or regional Commercialization (so called go-to-market) collaborations and (ii) any such sublicenses are granted after the initiation of the first Pivotal Trial for such Collaboration Product; (b) each sublicense granted by Adicet to any Collaboration Product sublicensee pursuant to this Section 7.1.5 shall be subject to, and be materially consistent with, this Agreement (including Article 8 and Article 13); and (c) Adicet provides CRISPR a copy of each Collaboration Product sublicense agreement entered into with a Collaboration Product sublicensee. Any sublicense that does not meet the foregoing (a) – (c) will require CRISPR’s prior written consent. In no event shall any sublicense granted pursuant to this Section 7.1.4 diminish, reduce, relieve or eliminate any of the obligations of Adicet under this Agreement. For clarity, without limiting the foregoing, Adicet shall not have the right in any event to grant naked sublicenses under the CRISPR Technology (i.e., granting a sublicense under the CRISPR Technology must be done in conjunction with a license to certain Adicet Technology with respect to a Collaboration Product).
7.2.
License from Adicet to CRISPR.
7.2.1.
Research License During the Research Term. Subject to the terms and conditions of this Agreement, commencing on the Effective Date and ending on the conclusion of the CRISPR Option Period, Adicet hereby grants to CRISPR a non-exclusive, royalty-free, fully paid-up, worldwide license, with no right to grant sublicenses except to Subcontractors as provided under Section 2.3, under the Adicet Technology solely (a) to conduct the CRISPR Activities, and (b) to evaluate whether to exercise the CRISPR Option.
7.2.2.
CRISPR Collaboration Product License. Subject to the terms and conditions of this Agreement, solely to the extent that Adicet requests (or the Parties otherwise mutually agree) that CRISPR perform activities for the Development, Manufacture or Commercialization of a Collaboration Product or with respect to other such activities set forth in this Agreement or the applicable Research Plan, Development Plan or Commercialization Plan that have been delegated to CRISPR, Adicet hereby grants to CRISPR and its Affiliates a non-exclusive, worldwide license, with the right to grant sublicenses (solely with the prior consent of Adicet), under the Adicet Technology solely to perform such requested or mutually agreed activities or such Development, Manufacture and Commercialization activities delegated to CRISPR in the applicable Research Plan, Development Plan or Commercialization Plan for the applicable Collaboration Product in the Field in the Territory.
7.3.
No Implied Licenses. All rights in and to CRISPR Technology not expressly licensed or assigned to Adicet under this Agreement are hereby retained by CRISPR or its Affiliates (as applicable), and Adicet agrees not to, and shall cause its Affiliates not to practice or use CRISPR Technology except as expressly permitted by this Agreement or any other written agreement between the Parties. All rights in and to any Adicet Technology not expressly licensed to CRISPR under this Agreement, are hereby retained by Adicet or its Affiliates (as applicable), and CRISPR agrees not to, and shall cause its Affiliates not to practice or use Adicet Technology except as expressly permitted by this Agreement or any other written agreement between the Parties. Except as expressly provided in this Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any licenses or other right with respect to any intellectual property.
Article 8.

INTELLECTUAL PROPERTY
8.1.
Ownership; Assignment.
8.1.1.
CRISPR Background Technology and Adicet Background Technology. As between the Parties, CRISPR will own and retain all of its rights, title and interest in and to the CRISPR Background Technology and Adicet will own and retain all of its rights, title and interest in and to any Adicet Background Technology, subject, in each case, to any rights or licenses expressly granted by one Party to the other Party under this Agreement.
8.1.2.
Program Technology.
(a)
Subject to Section 8.1.1, as between the Parties, CRISPR will be the sole owner of any Know-How conceived, discovered, developed, invented or created solely by CRISPR or its Affiliates or Third Parties acting on their behalf while conducting activities under this Agreement (“CRISPR Program Know-How”) and any Patents that Cover or claim such Know-How (“CRISPR Program Patents” and together with the CRISPR Program Know-How, the “CRISPR Program Technology”), and will retain all of its rights, title and interest thereto, subject to any assignment, rights or licenses expressly granted by CRISPR to Adicet under this Agreement.

(b)
Subject to Section 8.1.1, as between the Parties, Adicet will be the sole owner of any Know-How conceived, discovered, developed, invented or created solely by Adicet or its Affiliates or Third Parties acting on their behalf while conducting activities under this Agreement (“Adicet Program Know-How”) and any Patents that Cover or claim Adicet Program Know-How (“Adicet Program Patents” and together with the Adicet Program Know-How, the “Adicet Program Technology”), and will retain all of its rights, title and interest thereto, subject to any rights or licenses expressly granted by Adicet to CRISPR under this Agreement.
(c)
Subject to Section 8.1.1, any Know-How conceived, discovered, developed, invented or created under this Agreement jointly by Adicet, its Affiliates or Third Parties acting on Adicet’s behalf, on the one hand, and CRISPR, its Affiliates or Third Parties acting on CRISPR’s behalf, on the other hand, in each case, while conducting activities, or otherwise collaborating, under this Agreement (“Joint Know-How”) and any Patents that Cover or claim Joint Know-How (“Joint Patents” and together with the Joint Know-How, the “Joint Technology”), will be owned jointly by the Parties on an equal and undivided basis, including all rights, title and interest thereto, subject to any assignment, rights or licenses expressly granted by one Party to the other Party under this Agreement. Each Party agrees to assign, and hereby assigns, its right, title, and interest in any Joint Technology to the other Party so that each Party shall have a joint and undivided interest in such Joint Technology. Except to the extent a Party is restricted by the licenses granted to the other Party and any other terms of this Agreement, each Party shall be entitled to practice and exploit the Joint Technology without any duty of accounting or obligation to seek consent from the other Party with respect thereto.
8.1.3.
New In-Licenses. Each Party shall be free to in-license or otherwise acquire rights to intellectual property from any Third Party during the Term; provided that [***], such Party (“Notifying Party”) will promptly provide notice to the other Party (“Notified Party”) of such Patent, subject to applicable confidentiality provisions. If the Notified Party notifies the Notifying Party in writing within [***] that such Notified Party is [***], then: [***].
8.2.
Prosecution and Maintenance of Patents. The Parties hereby agree as follows with respect to the Prosecution and Maintenance of certain Patents.
8.2.1.
CRISPR Patents. As between the Parties, CRISPR will control and be responsible for all aspects of the Prosecution and Maintenance of CRISPR Patents (excluding Joint Patents).
8.2.2.
Adicet Patents. As between the Parties, Adicet will control and be responsible for all aspects of the Prosecution and Maintenance of all Adicet Patents (excluding Joint Patents).
8.2.3.
Joint Patents.
(a)
Adicet will have the first right, but not the obligation, to control and be responsible for all aspects of the Prosecution and Maintenance of all Joint Patents, using counsel selected by Adicet and reasonably acceptable to CRISPR. Adicet will promptly inform CRISPR through the Parties’ respective Patent Coordinators as to material developments with respect to the Prosecution and Maintenance of the Joint Patents. Adicet will confer with CRISPR and consider in good faith and reasonably incorporate or implement CRISPR’s comments prior to submitting filings and correspondence for the Joint Patents, provided that CRISPR provides such comments promptly (given the filing deadline) after receiving the draft filings and correspondence from Adicet. CRISPR agrees to reasonably cooperate with Adicet in the Prosecution and Maintenance of the Joint Patents, including (i) executing all papers and instruments so as to enable Adicet to apply for and to prosecute the Joint Patents to the extent provided for in this Agreement, and (ii) promptly informing Adicet of any matters coming to CRISPR’s attention that may materially affect the Prosecution and Maintenance of any Joint Patents.
(b)
If, during the Term, Adicet intends not to file or to abandon any Joint Patent, Adicet will notify CRISPR of such intention at least [***] before the deadline for filing such Joint Patent or the date such

Joint Patent will become abandoned, and CRISPR will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof with counsel of its own choice. In such event, CRISPR will keep Adicet reasonably informed through the Parties’ respective Patent Coordinators as to material developments with respect to the Prosecution and Maintenance of any such Joint Patent. CRISPR will confer with Adicet and consider in good faith Adicet’s comments prior to submitting filings and correspondence for the Joint Patents, provided that Adicet provides such comments promptly (given the filing deadline) after receiving the draft filings and correspondence from CRISPR. Adicet agrees to reasonably cooperate with CRISPR in the Prosecution and Maintenance of the Joint Patents, including (i) executing all papers and instruments so as to enable CRISPR to apply for and to prosecute the Joint Patents to the extent provided for in this Agreement, and (ii) promptly informing CRISPR of any matters coming to Adicet’s attention that may materially affect the Prosecution and Maintenance of any Joint Patents.
(c)
Neither Party will make any Patent submission (including the filing of patent applications) with respect to any Joint Patent, to the extent that it could reasonably be expected to prejudice or adversely affect the potential patentability of any claimed subject matter of a CRISPR Background Patent (in the case of Adicet) or Adicet Background Patent (in the case of CRISPR), except with the other Party’s prior written consent (such consent not to be unreasonably withheld and such consent to be negotiated in good faith with all due consideration to any deadlines).
8.3.
Patent Coordinators. Each Party will appoint a patent coordinator reasonably acceptable to the other Party (each, a “Patent Coordinator”) to serve as such Party’s primary liaison with the other Party on matters relating to the Prosecution and Maintenance and enforcement of Adicet Program Patents, CRISPR Program Patents and Joint Patents. The Patent Coordinators will meet in person or by means of telephone or video conference at least [***] each Calendar Year during the Term unless otherwise mutually agreed to by the Patent Coordinators. Each Party may replace its Patent Coordinator at any time by providing notice in writing to the other Party. The initial Patent Coordinators will be:

For Adicet: [***]

For CRISPR: [***]

8.4.
Defense of Claims Brought by Third Parties. If a Third Party initiates a Proceeding against either Party claiming a Patent owned by or licensed to such Third Party is infringed by activities under this Agreement, each Party that is named as a defendant in such Proceeding will have the right to defend itself in such Proceeding, including settlement of any such Proceeding. The other Party will reasonably assist the defending Party in defending such Proceeding and cooperate in any such litigation [***]. The defending Party will provide the other Party with prompt written notice of the commencement of any such Proceeding and will keep the other Party apprised of the progress of such Proceeding and will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party. If both Parties are named as defendants in any Proceeding, both Parties may defend such Proceeding and the Parties will reasonably cooperate with respect to such defense.
8.5.
Enforcement of Patents.
8.5.1.
Infringement.
(a)
Duty to Notify. If either Party becomes aware of any actual or suspected infringement, unauthorized use, misappropriation or threatened infringement by a Third Party (“Infringement”) with respect to any Joint Patents, or any actual or suspected Infringement of any Joint Patent, Adicet Patent or CRISPR Patent on account of a Third Party’s manufacture, use, offer to sell or sale of any product that competes with (or that would compete with if commercialized) a Licensed Product or Collaboration Product in the Field (each such Infringement, a “Competitive Infringement”), such Party will promptly notify the other Party in writing and will provide such other Party with available information regarding such infringement.
(b)
Primary Right. Adicet will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding with respect to defense or enforcement of the Joint Patents. CRISPR will have the right to engage counsel of its own choice in connection with such Proceeding at its own expense. Adicet will provide CRISPR with prompt written notice of the commencement of any such Proceeding, and Adicet will keep CRISPR apprised of the progress of such Proceeding.
(c)
Secondary Right. If Adicet fails to cause the termination of an Infringement as set forth in the preceding Section 8.5.1(b), and fails to initiate a Proceeding with respect thereto no later than [***] after receipt of notice thereof, then CRISPR will have the right, but not the obligation, to institute, prosecute, and control a Proceeding with respect to enforcement of the relevant Joint Patents. Adicet will have the right to engage counsel of its own choice in connection with such Proceeding at its own expense. CRISPR will provide Adicet with prompt written notice of the commencement of any such Proceeding, and CRISPR will keep Adicet apprised of the progress of such Proceeding.
8.5.2.
Patents Solely Owned by CRISPR. CRISPR will retain all rights to pursue an Infringement of any Patent solely owned by CRISPR. If Adicet becomes aware of any Competitive Infringement with respect to a Licensed Product or Collaboration Product and Adicet is unable to pursue a claim directly against the Third Party due to the Patent at issue being a Patent owned by CRISPR, Adicet may provide notice of such Competitive Infringement to CRISPR and CRISPR shall consider pursuing a claim against such Third Party in good faith, in its sole discretion.
8.5.3.
Patents Solely Owned by Adicet. Adicet will retain all rights to pursue an Infringement of any Patent solely owned by Adicet. If CRISPR becomes aware of any Competitive Infringement with respect to a Licensed Product or Collaboration Product and CRISPR is unable to pursue a claim directly against the Third Party due to the Patent at issue being a Patent owned by Adicet, CRISPR may provide notice of such Competitive Infringement to Adicet and Adicet shall consider pursuing a claim against such Third Party in good faith, in its sole discretion.
8.5.4.
Recovery. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of any Proceeding brought pursuant to this Section 8.5 will be shared as follows: (a) [***]; then (b) [***]; provided that (i) [***], and (ii) [***].
8.6.
CREATE Act. Notwithstanding anything to the contrary in this Article 8, neither Party will have the right to make an election under the CREATE Act when exercising its rights under this Article 8 without the prior written agreement of the Parties. With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.
8.7.
Trademarks. Adicet will use Commercially Reasonable Efforts to register, maintain and enforce the Trademarks for Collaboration Products and Licensed Products in the relevant country. In any Proceedings regarding enforcement of any such Trademarks for the Collaboration Product(s) in which Other Out-of-Pocket Costs are shared by the Parties as Program Expenses, any recoveries from such Proceedings will be treated as Net Sales and shared in accordance with Article 9.
Article 9.

FINANCIALS

9.1.
Allocation of Net Sales and Program Expenses.
9.1.1.
Collaboration Product Allocation. Subject to either Party’s election to Opt-Out and Section 12.7, each Party will bear fifty percent (50%) of the Program Expenses for the Collaboration Product(s), and will be entitled to fifty percent (50%) of the Net Sales of Collaboration Products during the Term. Following an Opt-Out by CRISPR, in lieu of the foregoing profit/loss share, the Opt-Out Product will be deemed a Licensed Product for all intents and purposes hereunder and Section 12.5.2 shall apply.
9.1.2.
Calculation. Net Sales of Collaboration Products and Program Expenses will be calculated for each Calendar Quarter.
9.1.3.
Payment of Expenses; Summary Statements. Subject to reconciliation as provided in Section 9.1.4, the Party initially incurring Program Expenses will be responsible for and pay for all such Program Expenses so incurred. Each Party will maintain the books and records referred to in Section 9.8.1 and will accrue all Program Expenses and Net Sales of Collaboration Products in accordance with the terms and conditions hereof and in accordance with GAAP. No later than [***] after the end of each Calendar Quarter, each Party will submit to the other an initial non-binding, good faith estimate of the Program Expenses accrued and Net Sales of Collaboration Products during the just-ended Calendar Quarter. No later than [***] after the end of each Calendar Quarter, each Party will submit to the other a written report reflecting the actual accrual of Program Expenses and Net Sales of Collaboration Products during the just-ended Calendar Quarter (to the extent such information is available to a Party), except that each Party’s submission for the last month of such Calendar Quarter will be a good faith estimate and not actual amounts (each, a “Summary Statement”). Each Summary Statement (after the initial Summary Statement) will reflect an adjustment for the actual amount of the previous Calendar Quarter as needed. Any reporting and reconciliation of variances between estimated and actual costs and expenses may be delayed by a Calendar Quarter as reasonably necessary in light of a Party’s internal reporting procedures. The Parties’ respective Summary Statements will serve as the basis of the Reconciliation Reports prepared by the Parties pursuant to Section 9.1.4. Upon the request of either Party from time to time, the Parties’ respective finance departments, coordinated by the JSC or such other committee, as appropriate, will discuss any questions or issues arising from the Summary Statements, including the basis for the accrual of specific Program Expenses.
9.1.4.
Reconciliation. Unless the Parties otherwise agree, Adicet will prepare a reconciliation report, as soon as practicable after the receipt of the CRISPR’s Summary Statement, but in any event no later than [***] after the receipt thereof, accompanied by reasonable supporting documents and calculations sufficient to support each Party’s financial reporting obligations, independent auditor requirements and obligations under the Sarbanes-Oxley Act, which reconciles the amounts accrued and reported in each Party’s Summary Statement during such Calendar Quarter and the share of the Net Sales of Collaboration Products and Program Expenses to be allocated to each of the Parties for such Calendar Quarter in accordance with Section 9.1.1 hereto (such report, the “Reconciliation Report”). Payment to reconcile Net Sales and Program Expenses shall be made by the owing Party to the other Party no later than [***] after such Reconciliation Report is complete.
9.1.5.
Cost Overruns. If Adicet’s aggregate Development Costs or Commercialization Costs in any Calendar Year are likely to exceed those set forth in the then-current Development Budget or Commercialization Budget, as applicable, by [***] of the aggregate amount set forth in the Development Budget or Commercialization Budget, as applicable, then Adicet shall inform CRISPR through the JSC and the Parties will discuss whether to amend the applicable Development Budget or Commercialization Budget to reflect such increased costs; provided that, [***]. To the extent that Adicet’s aggregate Development Costs or Commercialization Costs exceed those set forth in the Development Budget or Commercialization Budget, as applicable, by [***], then Adicet will provide CRISPR with a detailed, itemized explanation for such overrun and the Parties will discuss through the JSC whether to amend the applicable Development Budget or Commercialization Budget to reflect such increased costs; provided that, if the Parties are unable to agree as to whether to amend the Development Budget or Commercialization Budget, as applicable, then such excess expenses will not be shared by the Parties and Adicet shall be solely responsible for such expenses above [***] threshold. Notwithstanding the foregoing, [***].
9.2.
Milestone Payments for Licensed Products.
9.2.1.
Development Event Milestones. Adicet shall, in connection with the first occurrence of each milestone event listed below with respect to each Licensed Product (whether achieved by Adicet, its Affiliate or a sublicensee), pay CRISPR the milestone payments listed below in accordance with the procedure set forth in Section 9.2.2. Each such payment shall be non-refundable and non-creditable.

Milestone Event	Milestone Payment (in U.S. Dollars)
[***]	[***]
[***]	[***]

9.2.2.
Notice of Development Event Milestone Achievement. Adicet shall notify CRISPR in writing within [***] following Adicet becoming aware of the achievement of each milestone event set forth in Section 9.2.1, and CRISPR shall promptly issue an invoice to Adicet for the amount of the applicable milestone payment. Adicet shall, within [***] following the receipt of such invoice, pay CRISPR the applicable milestone payment.

9.2.3.
Commercialization Event Milestones. Adicet shall, in connection with the first occurrence of each milestone event listed below with respect to each Licensed Product (whether achieved by Adicet, its Affiliate or a sublicensee), pay CRISPR the milestone payments listed below in accordance with the procedure set forth in Section 9.2.4. Each such payment shall be non-refundable and non-creditable.

Milestone Event	Milestone Payment (in U.S. Dollars)
[***]	[***]
[***]	[***]

9.2.4.
Notice of Commercialization Event Milestone Achievement. Adicet shall notify CRISPR in writing within [***] following Adicet first becoming aware of the achievement of each milestone event set forth in Section 9.2.3, and CRISPR shall promptly issue an invoice to Adicet for the applicable milestone payment amount. Adicet shall, within [***] following the receipt of such invoice, pay CRISPR the applicable milestone payment.
9.3.
Royalties.
9.3.1.
Royalties for Licensed Products.
(a)
Royalty Term. Adicet shall pay CRISPR royalties on a Calendar Quarter basis with respect to Net Sales during such Calendar Quarter, for each Licensed Product calculated on a worldwide basis, as set forth in this Section 9.3. Royalties payable under this Section 9.3 shall be paid by Adicet to CRISPR on a Licensed Product-by-Licensed Product and country-by-country basis, commencing upon the First Commercial Sale of such Licensed Product in such country and lasting until the latest of: (a) expiration of the last Valid Claim of any Joint Patent, CRISPR Background Patent or CRISPR Program Patent claiming or Covering such Licensed Product in such country; (b) expiration of the last Regulatory Exclusivity Period applicable to the Licensed Product in such country; or (c) [***] years after the date of such First Commercial Sale in such country (“Royalty Term”). During the Royalty Term, on a Licensed Product-by-Licensed Product basis, Adicet shall pay to CRISPR a royalty on total annual Net Sales in the Territory equal to the following portions of Net Sales multiplied by the applicable royalty rate for such portion:

Portion of Total Annual Net Sales of Each Licensed Product in a Calendar Year	Royalty Rate
[***]	[***]%
[***]	[***]%
[***]	[***]%

By way of example, if the annual Net Sales of a given Licensed Product in a particular Calendar Year are [***], the amount of royalties payable hereunder for such Licensed Product shall be calculated as follows: [***] .

(b)
Loss of Valid Claims. If, on a country-by-country and Licensed Product‑by‑Licensed Product basis, any royalties are payable on annual Net Sales of a Licensed Product in any country in the Territory where there is no CRISPR Background Patent or CRISPR Program Patent containing a Valid Claim Covering such Licensed Product in such country, then, the royalty rates otherwise payable with respect to annual Net Sales of such Licensed Product in such country pursuant to Section 9.3.1 will be reduced by [***].
(c)
Third Party IP Offset. If Adicet or its Affiliate reasonably determines in good faith that the Commercialization of any Licensed Product [***], Adicet shall have the right to offset [***] of the total amount of any royalty payments made by Adicet or its Affiliate to such Third Party to acquire such rights for a given Licensed Product in a given country against the royalties payable by Adicet pursuant to Section 9.3.1(a) for such Licensed Product in such country, up to a maximum reduction of [***] of the applicable royalties in Section 9.3.1(a). Notwithstanding the foregoing, if Adicet is unable to fully offset any amounts under this Section 9.3.1(c) due to the operation of the foregoing floor, then Adicet will have the right to carry forward any such amounts to subsequent Calendar Quarters.
(d)
Cumulative Floor. Notwithstanding anything to the contrary herein, in no event shall the royalty payable with respect to a Licensed Product in a Calendar Quarter in any country under Section 9.3.1(a) be reduced by more than [***] relative to the amount that would otherwise have been due as a result of the reductions set forth in Sections 9.3.1(b), 9.3.1(c) and 9.6.
9.3.2.
Reports; Payment of Royalty. During the Royalty Term, Adicet shall within [***], furnish to CRISPR a written report for such Calendar Quarter on a Licensed Product-by-Licensed Product basis, showing, unless otherwise agreed by the Parties in writing: (a) [***], the Net Sales and royalties due during [***]; and (b) [***], the Net Sales and royalties due during [***]. Promptly following receipt of such report, CRISPR shall invoice Adicet for the amount of royalties due, if any, for [***] and Adicet shall pay any such undisputed invoiced amount within [***] following the receipt thereof.
9.4.
Sublicensing Income. Adicet shall pay to CRISPR a portion of Sublicensing Income received from a[***] from the sublicensing of Licensed Products under any [***] in accordance with the following:
9.4.1.
[***]; and
9.4.2.
[***].
9.4.3.
If a [***] transfers rights under the CRISPR Technology, on the one hand, together with any Patent, Know-How, or other intellectual property right proprietary to Adicet, or under which Adicet or any of its Affiliates obtained a right or license from a Third Party that is necessary or useful to exploit the applicable Licensed Product in the Field in the Territory, then Sublicensing Income will exclude consideration received by Adicet from a [***] in consideration for such Third Party Patent, Know-How, or other intellectual property right, which apportionment will be reasonably determined by the Parties. In the event that the Parties cannot agree on such apportionment, the matter will be submitted to an Expert in accordance with Section 14.2.
9.5.
Other Payments for Certain CRISPR Activities. To the extent that Adicet has an obligation to reimburse CRISPR for any CRISPR Activities under Section 2.2 or Section 2.4, Adicet shall reimburse CRISPR for such Expenses incurred by or on behalf of CRISPR with respect to such CRISPR Activities, within [***] after receipt of an undisputed invoice therefor.
9.6.
Third Party Payments. Other than as expressly provided herein, [***].
9.7.
Payment Date. Any payments that are not paid on or before the date such payments are due under this Agreement shall bear simple interest at an annual rate equal to the lesser of: (a) [***]; or (b) [***]; except that, with respect to any disputed payments, no interest payment will be due on the disputed amount until such dispute is resolved and the interest that will be payable thereon will be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.
9.8.
Audits.
9.8.1.
Auditor. Each Party will keep and maintain accurate and complete records regarding Program Expenses and Net Sales, during the [***] preceding Calendar Years. Each Party may, upon such auditing Party’s request and at its expense (except as provided for herein), cause an internationally recognized independent accounting firm selected by such auditing Party (the “Auditor”) to audit, during ordinary business hours, the books and records of the other Party, its Affiliates and sublicensees and the correctness of any payment made or required to be made, and any report underlying any such payment (or lack thereof), pursuant to the terms of this Agreement. Prior to commencing its work pursuant to this Agreement, the Auditor will enter into an appropriate confidentiality agreement with the audited Party obligating the Auditor to be bound by obligations of confidentiality and restrictions on use of such audited Party’s Confidential Information that are no less restrictive than the obligations set forth in Article 13.
9.8.2.
Limitations. In respect of each audit of each audited Party, its Affiliates’ and sublicensees’ books and records: (a) the audited Party and each of its Affiliates and sublicensees may be audited only [***] per Calendar Year; (b) no books and records for any given Calendar Year may be audited more than [***], but such audited Party’s and its Affiliates’ and sublicensees’ books and records shall still be made available if such records impact another Calendar Year being audited; and (c) the auditing Party shall only be entitled to audit books and records of the audited Party from the [***] Calendar Years prior to the Calendar Year in which the audit request is made.
9.8.3.
Audit Notice. In order to initiate an audit for a particular Calendar Year, the auditing Party shall provide written notice of such audit to the audited Party, and an information request list identifying the applicable period, and books and records, for such audit. The audited Party shall, and shall ensure that its Affiliates and sublicensees, reasonably accommodate the scheduling of such audit. The audited Party shall, and shall ensure that its Affiliates and sublicensees, provide the Auditor with reasonable access to the applicable books and records for such period and otherwise reasonably cooperate with such audit.
9.8.4.
Payments. If the audit shows any under-reporting or underpayment, or overpayment by the audited Party, that under-reporting, underpayment or overpayment shall be reported to the auditing Party, and: (a) the audited Party shall remit any underpayment (together with interest at the rate set forth in Section 9.7) to the auditing Party within [***] after receiving the audit report; and (b) the auditing Party may credit any overpayment to the auditing Party against future payments owed by the audited Party to the auditing Party under this Agreement. Further, if the audit for any Calendar Year shows an under-reporting or underpayment by the audited Party for that

Calendar Year in excess of [***] of the amounts properly determined, the audited Party shall reimburse the auditing Party for its reasonable Out-of-Pocket Costs in connection with such audit, which reimbursement shall be made within [***] after receiving appropriate invoices and other support for such audit-related costs.
9.9.
Tax Matters.
9.9.1.
Taxes on Use of Subcontractors. The Parties will each be solely responsible for any taxes, including income, withholding, payroll, VAT, sales tax or the like, that arise from their respective use of a Subcontractor.
9.9.2.
Taxes on Income. Notwithstanding anything else in this Section 9.9, each Party shall solely bear and pay all Taxes imposed on such Party’s net income or gain (in each case, however denominated) arising directly or indirectly from the activities of the Parties under this Agreement.
9.9.3.
Tax Withholding and Cooperation. The Parties shall use Commercially Reasonable Efforts to cooperate with one another and shall use Commercially Reasonable Efforts to avoid or reduce, to the extent permitted by Applicable Laws, tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by a Party to the other Party under this Agreement. If withholding Taxes are imposed on any such payment, the liability for such Taxes shall be the sole responsibility of the payee Party, and the paying Party shall: (a) deduct or withhold such Taxes from the payment made to the payee Party; (b) timely pay such Taxes to the proper taxing authority; and (c) send proof of payment to the payee Party within [***] following such payment. To the extent that amounts are so withheld and paid to the proper taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the persons with respect to whom such amounts were withheld. Each Party shall comply with (or provide the other Party with) any information, certification, form, identification or other reporting requirements that may be reasonably necessary in order for the paying Party to not withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide the other with commercially reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding Taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the payee Party as the Party bearing the cost of such withholding Tax or similar obligation under this Section 9.9.
9.9.4.
Tax Treatment. Not later than [***] after each of (a) the Effective Date and (b) the exercise by CRISPR of the CRISPR Option, the Parties shall jointly agree in writing on the treatment of the relationship between the Parties contemplated by this Agreement for applicable Tax purposes and shall file Tax returns or other reporting obligations consistent with such determination unless required by a Tax authority upon final resolution of an audit or other examination. In such event, based on the written advice of an internationally recognized “big 4” accounting firm that partnership treatment for U.S. federal income tax purposes is “more likely than not” required, or following a determination by a Tax authority on audit or other examination that partnership treatment for U.S. federal income tax purposes is required, (i) each Party will treat the relationship between the Parties hereunder as a partnership for U.S. federal income tax purposes, (ii) the Parties agree to report consistently with such determination, and (iii) shall reasonably cooperate with one another to satisfy any Tax filing or reporting obligation arising as a result of such determination, including by providing any information, certification, form or other requirements necessary to satisfy such obligations. The preparation of any Tax returns or Tax filing or reporting obligations described in this Section 9.9.4, any audits or other proceedings over such Tax returns or filings and obligations and any other disputes regarding this Section 9.9.4 shall be resolved by the JSC.
9.10.
Payment Method and Exchange Rate. Each Party shall pay all amounts due hereunder in United States dollars by electronic funds transfer of immediately available funds to the bank account the other Party designates in writing from time to time. Conversion of sales recorded in local currencies to United States dollars shall be performed in a manner consistent with the paying Party’s normal practices used to prepare its audited financial statements for internal and external reporting purposes, consistently applied.

Article 10.

REPRESENTATIONS AND WARRANTIES
10.1.
Representations and Warranties of Adicet. Adicet hereby represents and warrants to CRISPR, as of the Effective Date, that, except as otherwise set forth on Schedule 10.1:
10.1.1.
Adicet is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;
10.1.2.
Adicet: (a) has the requisite corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and (b) has taken all requisite corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
10.1.3.
this Agreement has been duly executed and delivered on behalf of Adicet, and constitutes a legal, valid and binding obligation, enforceable against Adicet in accordance with the terms hereof;
10.1.4.
the execution, delivery and performance of this Agreement by Adicet does not and will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which Adicet is a party or by which Adicet is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over Adicet;
10.1.5.
Adicet has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement;
10.1.6.
Adicet is entitled to grant all rights and licenses (or sublicenses, as the case may be) under such Adicet Background Patents it purports to grant to CRISPR under this Agreement;
10.1.7.
to its Knowledge, no Third Party (a) is infringing any Adicet Background Patents or (b) has challenged the extent, validity or enforceability of Adicet Background Patents (including by way of example through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority);
10.1.8.
there are no judgments or settlements against or owed by Adicet or, to Adicet’s Knowledge, pending or threatened claims or litigation, in either case relating to the Adicet Background Technology;
10.1.9.
there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to Adicet’s Knowledge, threatened against Adicet or any of its Affiliates, in each case in connection with the Adicet Background Technology; and
10.1.10.
to Adicet’s Knowledge, Adicet has not employed, nor used a contractor or consultant that has employed, any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement.
10.2.
Representations and Warranties of CRISPR. CRISPR hereby represents and warrants to Adicet, as of the Effective Date, that, except as otherwise set forth on Schedule 10.2:
10.2.1.
CRISPR is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

10.2.2.
CRISPR: (a) has the requisite corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and (b) has taken all requisite corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
10.2.3.
this Agreement has been duly executed and delivered on behalf of CRISPR, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof;
10.2.4.
the execution, delivery and performance of this Agreement by CRISPR does not and will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over CRISPR;
10.2.5.
CRISPR has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by CRISPR in connection with the execution and delivery of this Agreement;
10.2.6.
except as otherwise set forth on Schedule 10.2.6, CRISPR is the sole and exclusive owner or exclusive licensee of the CRISPR Background Patents set forth on Schedule 1.50, free and clear of any liens, charges and encumbrances (other than encumbrances under the terms of any agreement pursuant to which any such Patents are licensed to CRISPR), and no license granted by CRISPR to any Third Party conflicts with the license grants to Adicet under Section 7.1. CRISPR is entitled to grant all rights and licenses (or sublicenses, as the case may be) under the CRISPR Background Patents it purports to grant to Adicet under this Agreement;
10.2.7.
to its Knowledge, no Third Party (a) is infringing any CRISPR Background Patents or (b) has challenged the extent, validity or enforceability of CRISPR Background Patents (including by way of example through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority);
10.2.8.
there are no judgments or settlements against or owed by CRISPR or, to CRISPR’s Knowledge, pending or threatened claims or litigation, in either case relating to the CRISPR Background Technology;
10.2.9.
there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to CRISPR’s Knowledge, threatened against CRISPR or any of its Affiliates, in each case in connection with the CRISPR Background Technology; and
10.2.10.
to CRISPR’s Knowledge, CRISPR has not employed nor used a contractor or consultant that has employed, any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement.
10.3.
CRISPR Covenants. CRISPR hereby covenants to Adicet that, except as expressly permitted under this Agreement:
10.3.1.
CRISPR and its Affiliates will: (a) remain in compliance in all respects with, and will not, without Adicet’s written consent, terminate or amend in any manner that adversely affects the rights granted to Adicet hereunder or CRISPR’s ability to fully perform its obligations hereunder, in each case, any CRISPR In-License Agreements; and (b) provide prompt notice to Adicet of any alleged breach or default of any CRISPR In-License Agreements;

10.3.2.
it will not, and will cause its Affiliates not to license, sell, assign or otherwise transfer to any Person any CRISPR Technology (or agree to do any of the foregoing), except as will not adversely impact the rights granted to Adicet under Section 7.1;
10.3.3.
all employees and Subcontractors of CRISPR performing any activities hereunder on behalf of CRISPR will be obligated to assign to CRISPR all right, title and interest in and to any inventions developed by them, whether or not patentable, or, solely with respect to Subcontractors, grant exclusive license rights to CRISPR with a right to grant sublicenses through multiple tiers;
10.3.4.
it will not engage, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA or any foreign equivalent, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction; and
10.3.5.
it will inform Adicet in writing promptly if it or any Person engaged by CRISPR or any of its Affiliates who is performing CRISPR Activities under this Agreement is debarred or is the subject of a conviction described in Section 306 of the FD&C Act or subject to any such similar sanction, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to CRISPR’s Knowledge, is threatened, relating to the debarment or conviction of CRISPR, any of its Affiliates or any such Person performing any activities hereunder.
10.4.
Adicet Covenants. Adicet hereby covenants to CRISPR that, except as expressly permitted under this Agreement:
10.4.1.
Adicet and its Affiliates will: (a) remain in compliance in all respects with, and will not, without CRISPR’s written consent, terminate or amend in any manner that adversely affects the rights granted to CRISPR hereunder or Adicet’s ability to fully perform its obligations hereunder, in each case, any Adicet In-License Agreements; and (b) provide prompt notice to CRISPR of any alleged breach or default of any Adicet In-License Agreements;
10.4.2.
it will not, and will cause its Affiliates not to license, sell, assign or otherwise transfer to any Person any Adicet Technology (or agree to do any of the foregoing), except as will not adversely impact the rights granted to CRISPR under Section 7.2;
10.4.3.
it will, and will require its Affiliates and Subcontractors to, perform the Research activities (including Adicet Activities) in a professional manner and in accordance with: (a) all Applicable Laws, including where appropriate cGMP, GCP and GLP (or similar standards); (b) that level of care and skill ordinarily exercised in similar circumstances by providers of the same or similar services; (c) good scientific standards; and (d) the terms of this Agreement;
10.4.4.
all employees and Subcontractors of Adicet performing any activities hereunder on behalf of Adicet will be obligated to assign to Adicet all right, title and interest in and to any inventions developed by them, whether or not patentable, or, solely with respect to Subcontractors, grant exclusive license rights to Adicet with a right to grant sublicenses through multiple tiers;
10.4.5.
it will not, except as permitted by Applicable Law, practice the CRISPR Technology outside of the scope of the licenses granted to Adicet in Section 7.1;
10.4.6.
it will not engage, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA or any foreign equivalent, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction; and

10.4.7.
it will inform CRISPR in writing promptly if it or any Person engaged by Adicet or any of its Affiliates who is performing Research activities (including Adicet Activities) under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act or subject to any such similar sanction, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Adicet’s Knowledge, is threatened, relating to the debarment or conviction of CRISPR, any of its Affiliates or any such Person performing any activities hereunder.
10.5.
Disclaimer. Except as otherwise expressly set forth in this Agreement, neither Party nor its Affiliates makes any representation or extends any warranty of any kind, either express or implied, including any warranty of merchantability or fitness for a particular purpose. Adicet and CRISPR understand that each γδ Product is the subject of ongoing Research and that neither Party can assure the safety, usefulness or commercial or technical viability of any γδ Product or the results of the Research Program.
Article 11.

INDEMNIFICATION; INSURANCE
11.1.
Indemnification by Adicet. Adicet will indemnify, defend and hold harmless CRISPR and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, an “CRISPR Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that any CRISPR Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:
11.1.1.
[***];
11.1.2.
[***]; or
11.1.3.
[***].

Notwithstanding the foregoing, Adicet will have no obligation to indemnify the CRISPR Indemnified Parties to the extent that the Liabilities arise out of or result from, directly or indirectly, matters for which such CRISPR is obligated to indemnify Adicet under Section 11.2.

11.2.
Indemnification by CRISPR. CRISPR will indemnify, defend and hold harmless Adicet and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a “Adicet Indemnified Party”) from and against any and all Liabilities that any Adicet Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:
11.2.1.
[***];
11.2.2.
[***]; or
11.2.3.
[***].

Notwithstanding the foregoing, CRISPR will have no obligation to indemnify the Adicet Indemnified Parties to the extent that the Liabilities arise out of or result from, directly or indirectly, matters for which such Adicet is obligated to indemnify CRISPR under Section 11.1.

11.3.
Procedure. Each Party will notify the other Party in writing if it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) will be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 11, such Party (the “Indemnified Party”) will give prompt written notice of the indemnity claim to the other Party (the

“Indemnifying Party”) and provide a copy to the Indemnifying Party of any complaint, summons or other written or verbal notice that the Indemnified Party receives in connection with any such claim. An Indemnified Party’s failure to deliver written notice will relieve the Indemnifying Party of liability to the Indemnified Party under this Article 11 only to the extent such delay is prejudicial to the Indemnifying Party’s ability to defend such claim. Provided that the Indemnifying Party is not contesting the indemnity obligation, the Indemnified Party will permit the Indemnifying Party to control any litigation relating to such claim and the disposition of such claim by negotiated settlement or otherwise and any failure to contest prior to assuming control will be deemed to be an admission of the obligation to indemnify. The Indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim and will not settle or otherwise resolve such claim without the Indemnified Party’s prior written consent which will not be withheld, delayed or conditioned unreasonably other than settlements only involving the payment of monetary awards for which the Indemnifying Party will be fully responsible. The Indemnified Party will cooperate with the Indemnifying Party in such Party’s defense of any claim for which indemnity is sought under this Agreement, at the Indemnifying Party’s sole cost and expense.
11.4.
Insurance. Each Party will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement and will furnish to the other Party evidence of such insurance upon request. Notwithstanding the foregoing, either Party may self-insure to the extent that it self-insures for its other activities.
11.5.
Limitation of Consequential Damages. Except for (a) claims of a Third Party that are subject to indemnification under this Article 11, (b) claims arising out of a Party’s willful misconduct, gross negligence or fraud, or (c) a Party’s breach of Section 6.10 or Article 13, neither Party nor any of its Affiliates will be liable to the other Party or its Affiliates for any incidental, consequential, special, punitive or other indirect damages or lost or imputed profits or royalties, lost data or cost of procurement of substitute goods or services, whether liability is asserted in contract, tort (including negligence and strict product liability), indemnity or contribution, and irrespective of whether that Party or any representative of that Party has been advised of, or otherwise might have anticipated the possibility of, any such loss or damage.
Article 12.

TERM; TERMINATION
12.1.
Term. This Agreement is effective as of the Effective Date and, unless earlier terminated by mutual agreement of the Parties, or in accordance with other provisions of this Article 12, will continue in full force and effect until (a) with respect to Licensed Products (or Opt-Out Products, as applicable), on a country-by-country and Licensed Product-by-Licensed Product (or Opt-Out Product-by Opt-Out Product basis, as applicable) basis, the expiration of the last Royalty Term for such Licensed Product or Opt-Out Product in such country, and (b) with respect to Collaboration Product(s), until there is an Opt-Out by a Party as specified in Section 12.2.6. On a Licensed Product-by-Licensed Product basis, upon the expiration (but not early termination) of the Royalty Term for each Licensed Product in a country, the licenses granted to Adicet for such Licensed Product shall continue in effect, as non-exclusive, fully paid-up, royalty-free, transferable, perpetual and irrevocable licenses, with the right to grant sublicenses through multiple tiers, with respect to such Licensed Product in the Field in the Territory.
12.2.
Termination of the Agreement.
12.2.1.
Termination for Material Breach. If a Party materially breaches this Agreement either in its entirety or with respect to a particular Licensed Product or with respect to the Collaboration Product(s), then the other Party may deliver written notice of such material breach to such Party. If the breach is curable, the Breaching Party will have [***] from the receipt of such notice to cure such breach. If either the Breaching Party fails to cure such breach within such [***] period or the breach is not subject to cure, the Non-Breaching Party, in its sole discretion, may terminate this Agreement in its entirety or with respect to the applicable Licensed Product or with respect to the Collaboration Product(s), by providing written notice to the Breaching Party. Notwithstanding the foregoing, if a breach is curable, but is not capable of being cured within such [***] period, then such period shall be extended for a reasonable period of time (not to exceed an additional [***] to allow the breaching Party an opportunity to cure such breach.
12.2.2.
Termination for Patent Challenge. If, during the Term, either Party (a) commences or participates in any action or proceeding (including any patent opposition or re-examination proceeding), or otherwise asserts any claim, challenging or denying the validity or enforceability of any claim of the other Party’s Patents that are licensed to such challenging Party under this Agreement or (b) actively assists any other Person in bringing or prosecuting any action or proceeding (including any patent opposition or re-examination proceeding) challenging or denying the validity or enforceability of any claim of the other Party’s Patents that are licensed to such challenging Party under this Agreement (each of (a) and (b), a “Patent Challenge”), then, to the extent permitted by the Applicable Laws, the other Party shall have the right, exercisable within [***] following receipt of notice regarding such Patent Challenge, in its sole discretion, to give notice to such challenging Party that the other Party may terminate the license(s) granted under such Patent(s) to such challenging Party pursuant to this Agreement [***] following such notice (or such longer period as the other Party may designate in such notice), and, unless such challenging Party withdraws or causes to be withdrawn all such challenge(s) (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges that such challenging Party does not have the power to unilaterally withdraw or cause to be withdrawn, such challenging Party ceases actively assisting any other party to such Patent Challenge and, to the extent such challenging Party is a party to such Patent Challenge, it withdraws from such Patent Challenge) within such [***] period, the other Party shall have the right to terminate the license(s) granted under such Patent(s) to such challenging Party pursuant to the Agreement by providing written notice thereof to such challenging Party; provided that, with respect to CRISPR as the non-challenging Party, CRISPR may elect to terminate this Agreement either in its entirety, or solely with respect to the Licensed Products. The foregoing sentence shall not apply with respect to any claim of the other Party’s Patents that are licensed to such challenging Party under this Agreement that the other Party first asserts against such challenging Party or any of its Affiliates where the Patent Challenge is made in defense of such assertion.
12.2.3.
Termination for Insolvency.
(a)
If either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [***] of the filing thereof (each, an “Insolvency Event”), then the other Party may terminate this Agreement in its entirety effective immediately upon written notice.
(b)
All rights and licenses now or hereafter granted by a Party under or pursuant to this Agreement are, for all purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code. Upon the occurrence of any Insolvency Event with respect to a Party (the “Licensor Party”), the Licensor Party agrees that the other Party (the “Licensee Party”), as licensee of such rights under Section 7.1 or 7.2, as applicable, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to payment of the Licensee Party’s royalty obligations under this Agreement. Without limiting the generality of the foregoing, Licensor Party and Licensee Party intend and agree that any sale of Licensor Party’s assets under Section 363 of the U.S. Bankruptcy Code shall be subject to Licensee Party’s rights under Section 365(n) of the U.S. Bankruptcy Code, that Licensee Party cannot be compelled to accept a money satisfaction of its interests in the intellectual property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of Licensee Party’s rights under this Agreement and Section 365(n) of the U.S. Bankruptcy Code without the express, contemporaneous and written consent of Licensee Party. The Licensor Party will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property licensed under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein. If (x) a case under the U.S. Bankruptcy Code is commenced by or against a Licensor Party, (y) this Agreement is rejected as provided in the U.S. Bankruptcy Code, and (z) the Licensee Party elects to retain its rights hereunder as provided in Section 365(n) of the U.S. Bankruptcy Code, the Licensor Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:
(i)
provide to the Licensee Party all such intellectual property licensed to the Licensee Party under Section 7.1 or 7.2, as applicable (including all embodiments thereof), held by the Licensor Party and such successors and assigns, or otherwise available to them, immediately upon the Licensee Party’s written request. Whenever the Licensor Party or any of its successors or assigns provides to the Licensee Party any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section, the Licensee Party will have the right to perform the Licensor Party’s obligations hereunder with respect to such intellectual property, but neither such provision nor such performance by the Licensee Party will release the Licensor Party from liability resulting from rejection of the license or the failure to perform such obligations; and
(ii)
not interfere with the Licensee Party’s rights under this Agreement, to such intellectual property licensed to the Licensee Party under Section 7.1 or 7.2 of this Agreement, as applicable (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the U.S. Bankruptcy Code.
(c)
All rights, powers and remedies of the Licensee Party provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code with respect to the Licensor Party. The Parties agree that they intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under U.S. Bankruptcy Code Section 365(n):
(i)
the right of access to any intellectual property rights licensed to the Licensee Party under Section 7.1 or 7.2, as applicable (including all embodiments thereof), by the Licensor Party, or any Third Party with whom the Licensor Party contracts to perform an obligation of the Licensor Party under this Agreement; and
(ii)
the right to contract directly with any Third Party to complete an obligation of the Licensor Party under this Agreement.
12.2.4.
Licensed Products. Adicet may terminate this Agreement, in its sole discretion and at-will, in part on a Licensed Product-by-Licensed Product basis, by providing written notice of such Licensed Product termination to CRISPR, which notice includes an effective date of termination at least [***] after the date of the notice.
12.2.5.
Option Products; Collaboration Products. During the period of time commencing on the date that is [***] following the Effective Date until the [***] anniversary of the Effective Date, Adicet will have the right to terminate this Agreement in its entirety in its sole discretion and at-will upon [***] prior written notice to CRISPR; provided that, [***]. For clarity, if CRISPR exercises the CRISPR Option, then following such exercise (and for so long as a Collaboration Product is being Developed or Commercialized hereunder), with respect to any Collaboration Product, Adicet may not terminate this Agreement and instead the Opt-Out provisions of Section 12.2.6 will apply with respect to such Collaboration Product.
12.2.6.
Termination for Cessation. If Adicet, its Affiliates and its [***] (as applicable) cease material Development and Commercialization activities with respect to a given Licensed Product for a period of greater than [***], and such cessation is not due to a requirement of a Regulatory Authority, then CRISPR will have the right to terminate this Agreement with respect to such Licensed Product upon [***] written notice thereof to Adicet [***].
12.2.7.
Opt-Out for Collaboration Product. Either Party may opt out of the cost and profit sharing for a given Collaboration Product upon [***] written notice to the other Party (“Opt-Out”, and such notice, the “Opt-Out Notice”); provided that, Adicet shall only have the right to Opt-Out with respect to a Collaboration Product if such decision is consistent with Adicet’s exercise of Commercially Reasonable Efforts (e.g., if a safety issue arose and Adicet determined that it was no longer commercially reasonable to continue to develop the applicable Collaboration Product). The former Collaboration Product that is the subject of such Opt-Out shall subsequently be an “Opt-Out Product”. Without limiting the foregoing, if either Party terminates this Agreement with respect to a given Collaboration Product under Section 12.2.1, Section 12.2.2 or Section 12.2.3, such termination shall be considered to be an Opt-Out by the other Party. With respect to an Opt-Out by Adicet, the Opt-Out Notice will specify in reasonable detail Adicet’s rationale for such Opt-Out.
12.3.
General Consequences of Termination of this Agreement. If this Agreement is terminated by a Party in accordance with this Article 12 at any time and for any reason, the following terms will apply (either with respect to this Agreement in its entirety or with respect to the applicable Licensed Product or Collaboration Product):
12.3.1.
The Parties will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information, except to the extent such Confidential Information is subject to a license or similar grant of rights that survives such termination. Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes subject to an ongoing obligation of confidentiality.
12.3.2.
Termination of this Agreement or with respect to a Licensed Product or Collaboration Product for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement.
12.3.3.
The following provisions of this Agreement will survive any termination of this Agreement: Sections 2.4 (for purposes of final reconciliation), 2.5, 7.3, 8.1.1, 8.1.2, 8.2, 8.4, 8.5, 8.6, 9.1.1 (with respect to Program Expenses and Net Sales accruing prior to expiration or termination), 9.1.3 and 9.1.4 (for purposes of final reconciliation), 9.2 (solely with respect to milestone payments that became due or otherwise accrued prior to the expiration or termination), 9.3.1 (solely with respect to royalties that became due or otherwise accrued prior to expiration or termination), 9.3.2 (solely with respect to Net Sales prior to the expiration or termination), 9.4 (solely with respect to sublicensing income that became due or otherwise accrued prior to expiration or termination), 9.5 (solely with respect to activities occurring prior to the expiration or termination), 9.6 (solely with respect to payments that became due or otherwise accrued prior to the expiration or termination), 9.7, 9.8, 9.9, 9.10, 10.5, 11.1, 11.2, 11.3, 11.5, 12.3 and 12.4, and Article 1, Article 13 (in accordance with the timeframes set forth therein), Article 14 and Article 15.
12.4.
Specific Consequences of Termination for Licensed Products. If this Agreement is terminated in its entirety or with respect to a Licensed Product or γδ Product, as applicable, then, Adicet shall cease and discontinue (and shall cause its Affiliates and sublicensees to cease and discontinue) the Research, Development, Manufacture and Commercialization of such Licensed Product or γδ Product (or all Licensed Products and γδ Products in the case of a termination of this Agreement in its entirety). The licenses in Section 7.1 and Section 7.2 for such Licensed Product(s) or γδ Product(s), and any sublicenses of such licenses, shall automatically terminate as of the effective date of such termination, and the rights under such licenses and sublicenses shall revert to CRISPR; provided that at CRISPR’s discretion, CRISPR shall have the right to have the [***] assigned to CRISPR; and provided further, that in no event shall CRISPR be obligated to any [***] in any manner that it was not obligated to Adicet hereunder.

12.5.
Specific Consequences of Opt-Out by CRISPR for Collaboration Product(s). Upon Adicet’s receipt of an Opt-Out notice from CRISPR pursuant to Section 12.2.6, or Adicet’s termination of this Agreement with respect to a given Collaboration Product pursuant to Section 12.2.1, Section 12.2.2 or Section 12.2.3, the following shall apply:
12.5.1.
all rights and obligations of CRISPR under this Agreement with respect to such Opt-Out Product (including the right to designate Follow-On Product(s) for such Opt-Out Product pursuant to Section 6.6) shall terminate, except as expressly provided in this Agreement; and
12.5.2.
such Opt-Out Product shall be deemed to be a Licensed Product, and for clarity, each Party shall have all rights and obligations of such Party with respect to such Licensed Product under this Agreement. For the avoidance of doubt, if the Opt-Out occurs after a milestone event already has been achieved, such milestone will not be payable to CRISPR.
12.6.
Specific Consequences of Opt-Out by Adicet for Collaboration Product(s). Upon CRISPR’s receipt of an Opt-Out notice from Adicet pursuant to Section 12.2.6, or CRISPR’s termination of this Agreement with respect to a given Collaboration Product pursuant to Section 12.2.1, Section 12.2.2 or Section 12.2.3, the following shall apply:
12.6.1.
all rights and obligations of both Parties under this Agreement with respect to such Opt-Out Product shall terminate, except as expressly provided in this Agreement; and
12.6.2.
from and after the effective date of Opt-Out, Adicet shall not, directly or indirectly, either alone or with or through any Affiliates or Third Parties, (a) use or reference any Joint Technology Covering such Opt-Out Product, or any of the data or information generated under this Agreement that is specific to such Opt-Out Product, in any Competing Product or (b) initiate or continue any activities to research, develop, manufacture, commercialize, exploit or otherwise use in any way such Opt-Out Product.
12.7.
Alternative Remedy in Lieu of Termination. If, during the Term, CRISPR has the right to terminate this Agreement with respect to a Collaboration Product pursuant to Section 12.2.1 (which termination, if exercised, would be deemed an Opt-Out by Adicet pursuant to Section 12.6 and subject to Section 12.6.1), then in lieu of terminating this Agreement, (a) CRISPR will have the option to retain all of its rights under this Agreement for such Collaboration Product, (b) [***], and (c) the Collaboration Product allocation set forth in Section 9.1.1 will thereafter be adjusted (such that Adicet receives [***]. For the avoidance of doubt, except as set forth in this Section 12.7, if CRISPR exercises the alternative remedy set forth in this Section 12.7, then all other rights and obligations of both Parties under this Agreement will continue unaffected, unless and until this Agreement subsequently expires or is terminated by either Party pursuant to this Article 12. Notwithstanding the foregoing, CRISPR may exercise its rights under this Section 12.7 to the extent applicable for each subsequent event giving rise to CRISPR’s right to terminate this Agreement with respect to a Collaboration Product pursuant to Section 12.2.1.
Article 13.

CONFIDENTIALITY
13.1.
Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term and for [***] years thereafter, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not publish, or allow to be published, and will not otherwise disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information in any manner not expressly authorized pursuant to the terms of this Agreement; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose other than as expressly authorized pursuant to the terms of this Agreement.

13.2.
Authorized Disclosure. Notwithstanding the foregoing provisions of Section 13.1, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to:
(a)
engage in Prosecution and Maintenance activities as contemplated by this Agreement;
(b)
prosecute or defend litigation;
(c)
exercise its rights and perform its obligations hereunder; or
(d)
comply with Applicable Law.

If a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to this Section 13.2, the Disclosing Party will to the extent possible give reasonable advance written notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information.

13.3.
SEC Filings and Other Disclosures. Either Party may disclose the terms of this Agreement as permitted by Section 13.2 or (a) to the extent required to comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory; provided that such Party will reasonably consider the comments of the other Party regarding confidential treatment sought for such disclosure; (b) to any of its officers, employees, consultants, agents, advisors, or Affiliates who need to know such Confidential Information to perform on behalf of such Party under this Agreement; or (c) to any actual or potential collaborators, partners, licensees, sublicensees, or contractors in connection with the exploitation of Licensed Products or Collaboration Products or otherwise to the extent necessary or useful for the receiving Party to exercise its rights or perform its obligations hereunder; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein (which may include professional ethical obligations).
13.4.
Public Announcements; Publications.
13.4.1.
Commercial Announcements. Except as may be expressly permitted under Section 13.3 or Section 13.4.2, or as required to comply with Applicable Law (including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory), neither Party will make any public announcement or press release, or post social media content, regarding this Agreement without obtaining the prior written consent of the other Party. If a Party desires to make any such public announcement, press release or posting of social media content relating to this Agreement, then, subject to the foregoing consent right, such Party shall: (a) so notify the other Party in writing; (b) provide the other Party with the proposed text of such announcement, press release or posting; and (c) consider such other Party’s feedback in good faith. For the avoidance of doubt, the contents of any announcement, press release or posting of social media content that have been published or presented once pursuant to this Section 13.4.1 may be subsequently published or presented without the need for further notice to the other Party.
13.4.2.
Non-Commercial Publications. During the Term, Adicet will submit to CRISPR for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed) of any proposed academic, scientific and medical publication or public presentation related [***]. In each such instance, such review and approval will be conducted for the purposes of preserving the value of the CRISPR Technology, the rights granted to CRISPR hereunder and determining whether any portion of the proposed publication or presentation containing CRISPR’s Confidential Information should be modified or deleted. Written copies of such proposed publication or presentation required to be submitted hereunder will be submitted to CRISPR no later than [***]

before submission for publication or presentation (or [***] in advance in the case of an abstract). CRISPR will provide its comments with respect to such publications and presentations within [***] of its receipt of such written copy (or [***] in the case of an abstract). The review period may be extended for an additional [***] if CRISPR reasonably requests such extension for the preparation and filing of patent applications, to the extent that the applicable submission deadline requirements permit. Notwithstanding anything to the contrary, CRISPR may require that Adicet redact CRISPR’s Confidential Information from any such proposed publication or presentation. Adicet will adhere to standard operating procedures for publication regarding authorship of scientific publications and recognition of contribution of CRISPR in any publication. Adicet will comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of CRISPR in any publication. For the avoidance of doubt, the material contents of all publications or public presentation that have been approved once pursuant to this Section 13.4.2 may be subsequently published or presented without the need for further review and approval.
Article 14.

DISPUTE RESOLUTION
14.1.
Disputes; Executive Officers. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. In the event of any dispute, controversy, claim or difference which may arise between the Parties out of or in relation to or in connection with this Agreement, excluding any dispute arising out of the JSC, but including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement (“Dispute”), then upon the request of either Party by written notice, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the Executive Officers of each Party. If the Dispute is not resolved within [***] following the written request for discussions, either Party may then invoke the provisions of Section 14.2 or Section 14.7, as appropriate.
14.2.
Arbitration. Any Dispute that is not resolved pursuant to Section 14.1, except for a Dispute described in Section 14.7, shall be settled by binding arbitration pursuant to this Section 14.2. Either Party, following the end of the [***] period referenced in Section 14.1, may refer such issue to arbitration by submitting a written notice of such request to the other Party.
14.2.1.
Selection of Expert and Submission of Positions. Promptly following receipt of such notice, the Parties will select and agree upon a mutually acceptable independent Third Party arbitrator who is (a) neutral, disinterested and impartial, and (b) has experience in the pharmaceutical and biotechnology industries and, if applicable, scientific expertise appropriate for understanding and resolving such Dispute (the “Expert”). If the Parties are unable to mutually agree upon an Expert within [***] following the delivery of the request for arbitration (or such longer period as agreed by the Parties), one individual who would qualify as an Expert selected by Adicet and one individual who would qualify as an Expert selected by CRISPR shall together select one individual who would qualify as an Expert, who shall be appointed as the Expert for purposes of such Dispute. Once the Expert has been selected, each Party will within [***] following selection of the Expert provide the Expert and the other Party with a written report setting forth its position with respect to the substance of the dispute and may submit a revised or updated report and position to the Expert within [***] of receiving the other Party’s report. If so requested by the Expert, each Party will make oral submissions to the Expert based on such Party’s written report, and each Party will have the right to be present during any such oral submissions.
14.2.2.
Rules for Proceedings. The proceedings will be conducted as a binding arbitration in accordance with AAA procedures, as modified by this Section 14.2 (including that the Expert will adopt as his or her decision the position of one Party or the other in the case of a Selected JSC Dispute). The Expert may retain a Third Party expert to assist the Expert in analyzing the Dispute, and the expenses of any such expert will be shared by the Parties as costs of the arbitration as provided in Section 14.2.4. All proceedings and communications shall be in English. Either Party may apply to the Expert for interim injunctive relief. The Parties shall have the right to be represented by counsel.
14.2.3.
Determination by the Expert. The Expert will render his or her final decision, including any award, if applicable, with respect to the Dispute. In the case of any Dispute arising out of the JSC inability to reach agreement on any initial draft or proposed amendment to a Research Plan, Development Plan, Development Budget, Commercialization Plan or Commercialization Budget (each, a “Selected JSC Dispute”): (a) the Parties will each submit a final version for the respective agreement that contains all the terms that have been agreed upon by the Parties and each Party’s proposal for any disputed terms; (b) the Expert will select one of the Party’s versions as his or her final decision, and the Expert will not have the authority to modify either Party’s version or render any substantive decision other than to so select the version submitted by either Party in its entirety; and (c) the Parties shall promptly enter into the version of such agreement as selected by the Expert. The decision of the Expert will be the sole, exclusive and binding remedy between the Parties regarding the Dispute submitted to such Expert, and shall be governed by the terms and conditions hereof, including the limitation on damages set forth in Section 11.5. The Parties agree that such a judgment or award may be enforced in any court of competent jurisdiction. The statute of limitations of the State of New York applicable to the commencement of a lawsuit shall apply to the commencement of arbitration under this Section 14.2.
14.2.4.
Location; Costs. Unless otherwise mutually agreed upon by the Parties, the arbitration will be conducted, and the seat of the arbitration will be, in Boston, Massachusetts. The Parties agree that they will share equally the costs and fees of the Expert in connection with any proceeding under this Article 14, including the cost of the arbitration filing and hearing fees, the cost of any independent expert retained by the Expert and the cost of the Expert and administrative fees of AAA, if applicable. Each Party will bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses incurred in connection with any proceeding under this Article 14.
14.2.5.
Timetable for Completion. The Parties will use, and will direct the Expert to use, commercially reasonable efforts to resolve a dispute within [***] after the selection of the Expert or, if resolution within [***] is not reasonably achievable, as determined by the Expert, then as soon thereafter as is reasonably practicable; provided that with respect to a dispute involving the Development Plan and Development Budget or Commercialization Plan and Commercialization Budget, the Parties will use, and will direct the Expert to use, commercially reasonable efforts to resolve such a dispute within [***] after the selection of the Expert.
14.3.
Award. Any award to be paid by one Party to the other Party as determined by the Expert as set forth above under Section 14.2 shall be promptly paid in U.S. Dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting enforcement.
14.4.
Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to conflict of law principles thereof.
14.5.
Injunctive Relief. Nothing in this Article 14 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. For the avoidance of doubt, nothing in this Section 14.5 shall otherwise limit a Breaching Party’s opportunity to cure a material breach as permitted in accordance with Section 12.2.1.
14.6.
Confidentiality. The arbitration proceeding shall be confidential and the Expert shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by Applicable Law, no Party shall make (or instruct the Expert to make) any public announcement with respect to the proceedings or decision of the Expert without prior written consent of the other Party. The existence of any Dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the Expert, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.
14.7.
Patent and Trademark Dispute. Notwithstanding Section 14.2, any Dispute relating to the scope, validity, enforceability or infringement of any CRISPR Patents, Adicet Patents or trademarks claiming or Covering the manufacture, use, importation, offer for sale or sale of the Collaboration Product(s) or Licensed Products shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose.
Article 15.

MISCELLANEOUS
15.1.
Enforceability. It is the desire and intent of the Parties that the restrictive covenants contained in this Agreement be enforced to the fullest extent permissible under Applicable Laws and public policies applied in each jurisdiction in which enforcement is sought. CRISPR and Adicet believe that the restrictive covenants in this Agreement are valid and enforceable. However, if any restrictive covenant should for any reason become or be declared by a competent court or competition authority to be invalid or unenforceable in any jurisdiction, such restrictive covenant shall be deemed to have been amended to the extent necessary in order that such provision be valid and enforceable, and such amendment shall apply only with respect to the operation of such applicable provisions of this Agreement in the particular jurisdiction in which such declaration is made.
15.2.
Assignment. Neither this Agreement nor any interest hereunder will be assignable by either Party without the prior written consent of the other Party, except as follows: (a) either Party may, subject to the terms of this Agreement, assign its rights and obligations under this Agreement by way of sale of itself or the sale of the portion of such Party’s business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest; provided that such sale is not primarily for the benefit of its creditors; and (b) either Party may assign its rights and obligations under this Agreement to any of its Affiliates; provided that such Party will remain liable for all of its rights and obligations under this Agreement. An assigning Party will promptly notify the other Party of any assignment or transfer under the provisions of this Section 15.2. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 15.2 will be void.
15.3.
Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting force majeure continues and the nonperforming Party uses Commercially Reasonable Efforts to remove the condition.
15.4.
Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will exist or be implied against the Party that drafted such terms and provisions.
15.5.
Notices. All notices which are required or permitted pursuant to this Agreement shall be in writing in the English language and will be sufficient and deemed to have been duly given at the time (a) the earlier of when received by the addressee or [***] after mailed by first class certified or registered mail, postage prepaid, return receipt requested, (b) the earlier of when received by the addressee or [***] after sent by express delivery service, (c) personally delivered, or (d) sent by electronic transmission (which notice shall be followed by an additional notice pursuant to the foregoing clauses (a) – (c) above if such notice is of a default hereunder), addressed as follows:

If to Adicet:

Adicet Bio, Inc.

200 Constitution Drive

Menlo Park, CA 94025

Attn: Legal Department

with copies to:

Adicet Bio, Inc.

200 Constitution Drive

Menlo Park, CA 94025

Attn: [***]

Email: [***]

and:

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

Attn: [***]

Email: [***]

and:

If to CRISPR:

CRISPR Therapeutics AG

Baarerstrasse 14

6300 Zug

Switzerland

Attn: each of Chief Operating Officer and General Counsel

with copies to:

CRISPR Therapeutics, Inc.

105 West First Street

Boston, MA 02127

Attn: General Counsel

email to [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.

15.6.
Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each of Party.
15.7.
Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of Adicet or CRISPR of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.
15.8.
Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause or portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.
15.9.
Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.
15.10.
Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries that may be imposed upon or related to CRISPR or Adicet from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authority.
15.11.
Entire Agreement. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof, including that certain Mutual Confidentiality Agreement between Adicet and CRISPR dated April 7, 2022, which is hereby superseded and replaced in its entirety as of the Effective Date, and any Confidential Information disclosed by the Parties (or their Affiliates) under such agreement will be treated in accordance with the provisions of Article 13.
15.12.
Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.
15.13.
Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules or Exhibits will be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) the word “notice” will mean notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (k) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), and (l) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”
15.14.
No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.
15.15.
Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
15.16.
Counterparts. This Agreement may be executed in two (2) counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by facsimile or digital transmission (.pdf), each of which will be binding when received by the applicable Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

ADICET BIO, INC.	CRISPR THERAPEUTICS AG
By: /s/ Chen Schor	By: /s/ Samarth Kulkarni
Name: Chen Schor	Name: Samarth Kulkarni, Ph.D.
Title: CEO	Title: CEO

SCHEDULE 1.50

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SCHEDULE 1.53

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SCHEDULE 1.89

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SCHEDULE 10.1

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SCHEDULE 10.2

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